EXHIBIT 10.1

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.










                        DEVELOPMENT AND LICENSE AGREEMENT

                                     BETWEEN

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                               BZL BIOLOGICS, LLC


                          EFFECTIVE AS OF APRIL 5, 2001


                                       i






Execution Draft:  07/20/01

                                TABLE OF CONTENTS
                                                                          PAGES

Article I  Definitions........................................................1

         1.1      "Affiliate".................................................1
         1.2      "Antibody"..................................................2
         1.3      "Antibody Products".........................................2
         1.4      "Applicable Law"............................................2
         1.5      "Biological Materials"......................................2
         1.6      "BZL" shall have the meaning set forth in the preamble
                   to this Agreement..........................................2
         1.7      "BZL Know-How"..............................................2
         1.8      "BZL Patents"...............................................3
         1.9      "Calendar Quarter"..........................................3
         1.10     "Calendar Year".............................................3
         1.11     "Clinical Decision Point"...................................3
         1.12     "Clinical Trial"............................................3
         1.13     "Commercially Reasonable Efforts"...........................3
         1.14     "Competition"...............................................3
         1.15     "Confidential Information"..................................3
         1.16     "Control"...................................................3
         1.17     "Cure Period"...............................................4
         1.18     "Cytotoxin Agreement".......................................4
         1.19     "Development Activities"....................................4
         1.20     "Development Assistance"....................................4
         1.21     "Development Budget"........................................4
         1.22     "Development Plan"..........................................4
         1.23     "Development Team Leader"...................................4
         1.24     "Diagnostic Product"........................................4
         1.25     "Effective Date"............................................4
         1.26     "EMEA"......................................................4
         1.27     "Europe"....................................................4
         1.28     "Existing IND"..............................................4
         1.29     "Exploit"...................................................4
         1.30     "Exploitation"..............................................5
         1.31     "Fair Market Value".........................................5
         1.32     "FDA".......................................................5
         1.33     "First Commercial Sale".....................................5
         1.34     "Fully Burdened Manufacturing Cost".........................5
         1.35     "GAAP"......................................................5
         1.36     "Immunotoxin Product".......................................5
         1.37     "Improvement"...............................................6
         1.39     "IND".......................................................6
         1.40     "Indemnification Claim Notice"..............................6


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

         1.41     "Indemnified Party".........................................6
         1.42     "Information and Inventions"................................6
         1.43     "Infringement Suit".........................................6
         1.44     "In-License Agreements".....................................6
         1.45     "Invoiced Sales"............................................6
         1.46     "IP License"................................................6
         1.47     "IP Reversion Termination"..................................6
         1.48     "Joint Inventions"..........................................6
         1.49     "Joint Know-How"............................................7
         1.50     "Joint Patents".............................................7
         1.51     "Jurisdiction"..............................................7
         1.52     "Licensed BZL Patents"......................................7
         1.53     "Licensed Product"..........................................7
         1.54     "Lonza Agreement"...........................................7
         1.55     "Lonza Transfer Date".......................................7
         1.56     "Losses"....................................................7
         1.57     "Major Market"..............................................7
         1.58     "Manufacture" and "Manufacturing"...........................7
         1.59     "Manufacturing Process".....................................7
         1.60     "Marketing Authorization Application".......................7
         1.61     "Millennium"................................................8
         1.62     "Millennium Information"....................................8
         1.63     "MTAs"......................................................8
         1.64     "NDA Agreement".............................................8
         1.65     "Net Sales".................................................8
         1.66     "Non-United States Sublicensees"............................9
         1.67     "Other BZL IND".............................................9
         1.68     "Owned BZL Patents".........................................9
         1.69     "Patents"...................................................9
         1.70     "PCT".......................................................9
         1.71     "Person"....................................................9
         1.72     "Phase I"...................................................9
         1.73     "Phase I Completion Point"..................................10
         1.74     "Phase II"..................................................10
         1.75     "Phase II Completion Point".................................10
         1.76     "Phase IIa".................................................10
         1.77     "Phase IIa Completion Point"................................10
         1.78     "Phase IIb".................................................10
         1.79     "Phase III".................................................10
         1.80     "Prostate Cancer Field".....................................10
         1.81     "PSMA"......................................................10
         1.82     "Radiolabel Manufacturing Transfer Date"....................10
         1.83     "Radiolabel Product"........................................11
         1.84     "Regulatory Approval".......................................11
         1.85     "Regulatory Authority"......................................11
         1.86     "Regulatory Documentation"..................................11

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         1.87     "Reversion Termination".....................................11
         1.88     "Steering Committee"........................................11
         1.89     "Sublicense Agreement"......................................11
         1.90     "Sublicense Revenue"........................................11
         1.91     "Territory".................................................11
         1.92     "Third Party"...............................................11
         1.93     "Third Party Claim".........................................11
         1.94     "Trademark".................................................11
         1.95     "Triggering Event"..........................................12
         1.96     "United States Sublicensees"................................12
         1.97     "Valid Claim"...............................................12

Article II  Development and Commercialization.................................12

         2.1      Co-Development Program......................................12
         2.2      Development and Commercialization by Millennium.............20
         2.3      Diligence Obligations.......................................20
         2.4      Breach of Diligence Obligations.............................22
         2.5      Development and Use of Trademarks...........................22
         2.6      Records and Reporting.......................................22
         2.7      Cooperation of BZL..........................................22

Article III  License Grants and Assignment....................................23

         3.1      Grants to Millennium........................................23
         3.2      Grants to BZL...............................................23
         3.3      Assignments.................................................24
         3.4      Sublicenses.................................................25
         3.5      License Limitations.........................................25

Article IV  Payments and Royalties............................................26

         4.1      Payments to BZL.............................................26
         4.2      Records Retention; Audit....................................31
         4.3      Mode of Payment.............................................32

Article V  Reports............................................................32

         5.1      Complaints..................................................32
         5.2      Adverse Event Reporting.....................................32
         5.3      Product Recall..............................................33

Article VI  Intellectual Property Rights......................................33

         6.1      Intellectual Property Ownership.............................33
         6.2      Prosecution of Patents and Trademarks.......................34
         6.3      Enforcement of Patents and Trademarks.......................36
         6.4      Infringement of Third Party Rights..........................37

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Article VII  Confidentiality and Nondisclosure................................38

         7.1      Confidentiality Obligations.................................38
         7.2      Permitted Disclosures.......................................39
         7.3      Confidential Information....................................40
         7.4      Use of Name.................................................40
         7.5      Press Releases..............................................41

Article VIII  Term and Termination............................................41

         8.1      Term........................................................41
         8.2      Termination of this Agreement for Material Breach...........41
         8.3      Termination by Millennium...................................42
         8.4      Consequences of Termination.................................42
         8.5      Accrued Rights; Surviving Obligations.......................50
         8.6      Rights in Bankruptcy........................................50

Article IX  Indemnity.........................................................51

         9.1      Indemnification of Millennium...............................51
         9.2      Indemnification of BZL......................................51
         9.3      Indemnification Procedure...................................52
         9.4      Limitation on Damages.......................................54
         9.5      Insurance...................................................54

Article X  Representations, Warranties and Covenants..........................55

         10.1     Representations,  Warranties and Covenants..................55
         10.2     Additional Representations, Warranties and Covenants of
                  Millennium..................................................56
         10.3     Additional Representations, Warranties and Covenants
                  of BZL......................................................57
         10.4     DISCLAIMER OF WARRANTIES....................................61

Article XI  Miscellaneous.....................................................61

         11.1     Force Majeure...............................................61
         11.2     Assignment..................................................61
         11.3     Severability................................................62
         11.4     Governing Law...............................................62
         11.5     Notices.....................................................62
         11.6     Arbitration.................................................63
         11.7     Affiliates and Sublicensees.................................64
         11.8     Entire Agreement; Modifications.............................64
         11.9     Relationship of the Parties.................................65
         11.10    Equitable Relief............................................65
         11.11    Waiver......................................................65
         11.12    Counterparts................................................65
         11.13    No Benefit to Third Parties.................................65
         11.14    Further Assurance...........................................66


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         11.15    References..................................................68
         11.16    Construction................................................68

                        DEVELOPMENT AND LICENSE AGREEMENT


              THIS DEVELOPMENT AND LICENSE AGREEMENT (this "AGREEMENT") is made and entered into effective as of April 5, 2001, by and between Millennium Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 75 Sidney Street, Cambridge, Massachusetts, 02139 ("MILLENNIUM"), and BZL Biologics, LLC, a New York limited liability company having its principal place of business at c/o Barry W. Silverstein, 99 Clinton Street, Brooklyn, New York 11201 ("BZL").

                                    RECITALS

              WHEREAS, BZL has exclusive rights to certain patents claiming antibodies directed to PSMA (as defined below) and the use of such antibodies for treating and diagnosing cancer;

              WHEREAS, BZL has developed antibodies against PSMA for the treatment and diagnosis of prostate and certain other forms of cancer;

              WHEREAS, Millennium is engaged in genomic research and drug discovery and development endeavors, with the objective of identifying, developing and marketing products that will serve a variety of human healthcare needs throughout the world; and

              WHEREAS, BZL desires to license Millennium, and Millennium desires to obtain a license, to develop and commercialize antibody-based products with respect to PSMA in accordance with the terms and conditions set forth below.

              NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

              Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 "AFFILIATE" shall mean, with respect to a Party, any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean
(a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of at

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least fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2 "ANTIBODY" shall mean any antibody, including any murine, chimeric, deimmunized, human or humanized, polyclonal or monoclonal antibody, whether multiple or single chain, recombinant, transgenic animal derived, phage display derived or naturally occurring, whole or fragment, and any constructs thereof (including fusion proteins incorporating any such antibody or fragment thereof), that has binding affinity for PSMA, and any nucleic acid encoding any of the foregoing.

1.3  "ANTIBODY PRODUCTS" shall have the meaning set forth in Section 4.1(f).

1.4 "APPLICABLE LAW" shall mean the applicable laws, rules, regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

1.5 "BIOLOGICAL MATERIALS" shall mean any tissues, cells, cell lines, organisms, blood samples, nucleic acids, genetic material, proteins, peptides, protein fragments, plasmids, vectors, expression systems and any constituents, progeny, mutants, derivatives or replications thereof or therefrom, and other biological substances and materials, including any Antibodies, as well as any reagents, cytotoxins, radioisotopes or other compositions of matter necessary or useful for the Exploitation thereof.

1.6  "BZL" shall have the meaning set forth in the preamble to this Agreement.

1.7 "BZL KNOW-HOW" shall mean all Information and Inventions developed by or at the request of, or in the possession or Control of, BZL or its Affiliates as of the Effective Date or at any time during the term of this Agreement relating to PSMA, Antibodies or the Exploitation of Licensed Products or Diagnostic Products that are Confidential Information, but excluding (i) any Information and Inventions to the extent covered or claimed by issued BZL Patents, and (ii) any Joint Know-How. BZL Know-How shall include all: (a) scientific data relating to PSMA or Antibodies, including DNA and amino acid sequences of, the human tissue and/or cell type expression profile for, and existing and available models for pre-clinical validation of antibody-based products against, PSMA, (b) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related to Licensed Products or Diagnostic Products, (c) assays and biological methodology necessary or useful for the Exploitation of Licensed Products or Diagnostic Products, and (d) any and all Information and Inventions developed in connection with or otherwise resulting from Development Activities performed by or on behalf of BZL that is Confidential Information and is not covered or claimed by issued BZL Patents and is not Joint Know-How.

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1.8  "BZL PATENTS" shall mean all of the Patents that BZL and its Affiliates own, have under license, have a right to acquire (by option or otherwise) or otherwise Control, as of the Effective Date and at any time during the term of this Agreement, that are necessary or useful for, or otherwise related to, the Exploitation of Licensed Products or Diagnostic Products, or that claim or cover PSMA, any Antibody or any Licensed Product or Diagnostic Product, but excluding the Joint Patents.

1.9 "CALENDAR QUARTER" shall mean each period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10 "CALENDAR YEAR" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.11 "CLINICAL DECISION POINT" (a) with respect to an Immunotoxin Product, shall mean the earlier of (i) the [**] for an Immunotoxin Product in the Prostate Cancer Field set forth in the Development Plan, [**] an Immunotoxin Product [**], in which case the "CLINICAL DECISION POINT" shall mean the [**] that is agreed to by the Steering Committee and the FDA and identified prospectively in the [**], [**] has achieved the [**] as set forth in the Development Plan, and
(ii) the expenditure of [**] Dollars ($[**]) by Millennium on the development of the Licensed Product(s) pursuant to Section 2.1(i)(i)(A), and (b) with respect to a Radiolabel Product, shall mean the earlier of (i) the [**] for a Radiolabel Product in the Prostate Cancer Field set forth in the Development Plan, [**] for a Radiolabel Product [**], in which case the "CLINICAL DECISION POINT" shall mean [**] that is agreed to by the Steering Committee and the FDA and identified prospectively in the [**], which [**] has achieved [**] as set forth in the Development Plan, and (ii) the expenditure of [**] Dollars ($[**]) by Millennium on the development of the Licensed Product(s) pursuant to Section 2.1(i)(i)(A).

1.12 "CLINICAL TRIAL" shall mean any Phase I, Phase II, Phase III, Phase IV or other similar trials in human subjects.

1.13 "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the research, development, Manufacture or commercialization of a Licensed Product or Diagnostic Product, as applicable, efforts and resources commonly used in the research-based pharmaceutical industry for a compound or product of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis.

1.14 "COMPETITION" shall have the meaning set forth in Section 4.1(f).

1.15 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 7.3(a).

1.16 "CONTROL" shall mean, with respect to any item of Information and Invention, Patent, Trademark or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Invention, Patent, Trademark or right

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as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.17 "CURE PERIOD" shall have the meaning set forth in Section 8.2.

1.18 "CYTOTOXIN AGREEMENT" shall have the meaning set forth in Section 10.2(b).

1.19 "DEVELOPMENT ACTIVITIES" shall mean those tests, studies and other activities set forth in, or required in order to obtain the information set forth in, the Development Plan, and such other tests, studies and other activities as may be required or recommended from time to time by the Steering Committee or the FDA with respect to an Immunotoxin Product or Radiolabel Product prior to the Clinical Decision Point with respect thereto, including, by way of example, the pharmacology and toxicology testing in pre-clinical models (in vitro and animal), manufacturing process development and scale-up, clinical development from the preparation and filing of an IND through the applicable Clinical Decision Point and such other activities as are necessary to comply with Applicable Law.

1.20 "DEVELOPMENT ASSISTANCE" shall have the meaning set forth in Section 2.7.

1.21 "DEVELOPMENT BUDGET" shall have the meaning set forth in Section 2.1(b).

1.22 "DEVELOPMENT PLAN" shall have the meaning set forth in Section 2.1(b)

1.23 "DEVELOPMENT TEAM LEADER" shall have the meaning set forth in
Section 2.1(c).

1.24 "DIAGNOSTIC PRODUCT" shall mean any composition, formulation or device containing or comprising one or more Antibodies that are approved only for diagnostic, imaging and other non-therapeutic purposes, which is covered, or the use of which is covered, by a Valid Claim in a BZL Patent or Joint Patent, or that is derived from or incorporates BZL Know-How or Joint Know-How.

1.25 "EFFECTIVE DATE" shall mean the effective date of this Agreement as set forth in the preamble to this Agreement.

1.26 "EMEA" shall mean the European Agency for the Evaluation of Medicinal Products and any successor agency thereto.

1.27 "EUROPE" shall mean the European Union as it may be constituted from time to time.

1.28 "EXISTING IND" shall have the meaning set forth in Section 2.1(e).

1.29 "EXPLOIT" shall mean to make, have made, import, use, sell, or offer for sale, or otherwise dispose of, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, store, formulate, optimize, export, transport, distribute, promote, market or have sold.

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1.30 "EXPLOITATION" shall mean the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, storage, formulation, optimization, export, transport, distribution, promotion or marketing of a product or process.

1.31 "FAIR MARKET VALUE" shall have the meaning set forth in Section 4.1(d)(i).

1.32 "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

1.33 "FIRST COMMERCIAL SALE" shall mean the first sale for use or consumption by the general public of a Licensed Product or Diagnostic Product, as applicable, in a country after Regulatory Approval (including pricing and reimbursement approval) for the marketing and sale of such Licensed Product or Diagnostic Product has been obtained in such country.

1.34 "FULLY BURDENED MANUFACTURING COST" shall mean, with respect to each Licensed Product, [**] Percent ([**]%) of the consolidated fully burdened cost of Manufacturing such Licensed Product, which shall consist of (a) the process development, engineering and scale-up costs for supply of such Licensed Product, which shall be allocated based on the relative market potential for the markets to which such process development and scale-up costs relate, and (b) (i) direct labor and material costs, (ii) all manufacturing overhead costs incurred by Millennium attributable to the costs of goods under the foregoing clause (i), including supervisory services, quality assurance, quality control, occupancy costs, purchasing, human resources, payroll, information system and accounting that are allocable to company departments based on space occupied or headcount or another activity-based method; (iii) process and packaging engineering; (iv) costs of losses or wastage; (v) expenses with respect to the foregoing; (vi) all of Millennium's allocable intellectual property and technology acquisition and license costs and expenses (including royalties, license fees, milestone payments and other payment obligations other than those due to BZL under the terms of this Agreement) paid to Third Parties with respect to a Licensed Product; (vii) any other costs borne by Millennium for the transport, customs clearance, duty, insurance and/or storage of such Licensed Product; and (viii) general and administrative costs that are allocable to company departments based on space occupied or headcount or another activity-based method. All allocations pursuant clause (b) above shall be made in a commercially reasonable manner consistent with generally accepted accounting practices consistently applied and assuming the relevant facility is operating at at least [**] percent ([**]%) of capacity.

1.35 "GAAP" shall mean United States generally accepted accounting principles consistently applied.

1.36 "IMMUNOTOXIN PRODUCT" shall mean any Licensed Product containing or comprising an Antibody conjugated to a biological or chemical structure intended to cause cell death or otherwise confer a clinical benefit.

1.37 "IMPROVEMENT" shall mean any modification, variation or revision to, or derivative of, a compound, product or technology or any discovery, technology, device, process or formulation related to such compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture (including any Manufacturing Process), ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of such compound, product or technology, any discovery or development of any new or expanded indications for such compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of such compound, product or technology or would, if commercialized, replace or displace such compound, product or technology.

1.38 "IMS" shall have the meaning set forth in Section 4.1(f).

1.39 "IND" shall mean an investigational new drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions in the Territory.

1.40 "INDEMNIFICATION CLAIM NOTICE" shall have the meaning set forth in
Section 9.3(a).

1.41 "INDEMNIFIED PARTY" shall have the meaning set forth in Section 9.3(a).

1.42 "INFORMATION AND INVENTIONS" shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology, pre-clinical and clinical trial results, Manufacturing procedures, test procedures and purification and isolation techniques (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions, and other intellectual property (whether or not confidential, proprietary, patented or patentable), but excluding the Regulatory Documentation.

1.43 "INFRINGEMENT SUIT" shall have the meaning set forth in Section 6.4(b).

1.44 "IN-LICENSE AGREEMENTS" shall have the meaning set forth in Section
10.3(f).

1.45 "INVOICED SALES" shall have the meaning set forth in Section 1.64.

1.46 "IP LICENSE" shall have the meaning set forth in Section 3.4.

1.47 "IP REVERSION TERMINATION" shall have the meaning set forth in Section 8.4(a)(ii).

1.48 "JOINT INVENTIONS" shall mean any and all Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish joint authorship or joint inventorship under Applicable Law, jointly by Persons by or on behalf of Millennium (or its Affiliates or sublicensees) and BZL (or its Affiliates or sublicensees).

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1.49 "JOINT KNOW-HOW" shall mean any Information and Inventions included in the
Joint Inventions, but excluding any Information and Inventions to the extent covered or claimed by issued Joint Patents.

1.50 "JOINT PATENTS" shall mean any Patents to the extent such Patents cover or claim the Joint Inventions.

1.51 "JURISDICTION" shall mean the countries comprising Europe collectively and each other country in the Territory.

1.52 "LICENSED BZL PATENTS" shall have the meaning set forth in Section 10.3(f).

1.53 "LICENSED PRODUCT" shall mean any composition or formulation containing or comprising one or more Antibodies, including any Antibody conjugated to a biological or chemical structure intended to cause cell death or otherwise confer a clinical benefit, which is covered, or the use of which is covered, by a Valid Claim in a BZL Patent or Joint Patent, or that is derived from or incorporates BZL Know-How or Joint Know-How, but shall not include any Diagnostic Products. By way of clarification, Licensed Products in different formulations for different modes of administration (e.g., oral vs. intravenous) or that are marketed pursuant to different MAAs in the same country shall be deemed to be different Licensed Products.

1.54 "LONZA AGREEMENT" shall mean (a) that certain Agreement, dated December 10, 1998, between Lonza Biologics PLC and BZL, and any amendments thereto, (b) that certain Licence Agreement, dated December 10, 1998, between Lonza Biologics PLC and BZL, and any amendments thereto, and (c) that certain Agreement, dated December 10, 1998, among Lonza Biologics PLC, Biovation Ltd. and BZL, and any amendments thereto.

1.55 "LONZA TRANSFER DATE" shall have the meaning set forth in Section 2.1(g).

1.56 "LOSSES" shall have the meaning set forth in Section 9.1(a).

1.57 "MAJOR MARKET" shall mean each of the United States, Europe and Japan.

1.58 "MANUFACTURE" AND "MANUFACTURING" shall mean the manufacturing, processing, formulating, packaging, labeling, holding and quality control and release testing of a product, including the development of processes and technology to facilitate production, purification, evaluation, characterization, and stability assessment of such product, as well as the validation of such product and processes.

1.59 "MANUFACTURING PROCESS" shall mean any process or step thereof that is necessary or useful for Manufacturing any Licensed Product or Diagnostic Product, any Improvement thereto or any intermediate of the foregoing, including any Improvement to such process or step.

1.60 "MARKETING AUTHORIZATION APPLICATION" OR "MAA" shall mean a New Drug Application or Biologics License Application, each as defined in the United States Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification, necessary or reasonably useful to

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market Licensed Products or Diagnostic Products in the Territory, including any governmental pricing and reimbursement approvals.

1.61 "MILLENNIUM" shall have the meaning set forth in the preamble to this Agreement.

1.62 "MILLENNIUM INFORMATION" shall have the meaning set forth in
Section 7.1(b).

1.63 "MTAS" shall have the meaning set forth in Section 3.3(d).

1.64 "NDA AGREEMENT" shall have the meaning set forth in Section 3.3(c).

1.65 "NET SALES" shall mean, for any period, the gross amount invoiced by a Party, its Affiliates and its permitted sublicensees for the sale of Licensed Product(s) to Third Parties (the "INVOICED SALES"), less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances actually allowed and taken, including (i) those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns and rebates, (ii) administrative and other fees and reimbursements and similar payments to wholesalers and other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers and other institutions,
(iii) allowances, rebates and fees paid to distributors and (iv) chargebacks;
(b) freight, postage, shipping, insurance and any other distribution expenses to the extent that such items are included in the gross amount invoiced; (c) customs and excise duties and other duties related to the sales to the extent that such items are included in the gross amount invoiced; (d) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties' rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program; (e) sales and other taxes and duties directly related to the sale or delivery of Licensed Product(s) (but not including taxes assessed against the income derived from such sale);
(f) any other similar and customary deductions actually allowed and taken that are consistent with GAAP, or in the case of non-United States sales, other applicable accounting standards; and (g) any such invoiced amounts that are not collected by such Party, its Affiliates or its permitted sublicensees. Any of the deductions listed above that involves a payment by such Party, its Affiliates or its permitted sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. Deductions pursuant to subsection (g) above shall be taken in the Calendar Quarter in which such sales are no longer recorded as a receivable but shall be treated as Net Sales in the quarter of collection if subsequently collected net of any collection expenses. For purposes of determining Net Sales, the Licensed Product(s) shall be deemed to be sold when invoiced and a "sale" shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes.

     For purposes of calculating Net Sales, sales between or among such Party or its Affiliates or sublicensees shall be excluded from the computation of Net Sales, but sales by such Party, its Affiliates or its sublicensees to Third Parties other than sublicensees shall be included in the computation of Net Sales; PROVIDED, HOWEVER, that with respect to Millennium only sales by United States Sublicensees shall be included in Net Sales by sublicensees for purposes of determining Net Sales for purposes of this Agreement.

     In the event that a Licensed Product is sold in any country in the form of a combination product containing one or more active ingredients in addition to the Antibody(ies), and such combination has been approved by the appropriate Regulatory Authorities for sale as a combination product, Net Sales of such combination product will be adjusted by multiplying actual Net Sales of such combination product in such country calculated pursuant to the first paragraph of this Section by the fraction A/(A+B), where A is the average invoice price in such country of the Licensed Product containing such Antibody(ies), if sold separately in such country, and B is the average invoice price in such country of such other active ingredients in the combination, if sold separately in such country. The invoice price for the Licensed Product containing such Antibody(ies) and for each other active ingredient shall be for a quantity comparable to that used in such combination product and of the same class, purity and potency. If, in a specific country, a Licensed Product containing only such Antibody(ies) or only such other therapeutically active ingredients in such combination product are not sold separately, a market price for such Antibody(ies) and such other therapeutically active ingredients shall be negotiated by the Parties in good faith based on the relative values of such Antibody(ies) and active ingredients taking into account relative prices of such components if sold separately in other countries, relative to manufacturing costs for such components, and the costs, overhead and profit as are then incurred for such Antibody(ies) and active ingredients and all similar substances then being made and marketed by such Party and having an ascertainable market price. By way of clarification, a Radiolabel Product or Immunotoxin Product shall not be deemed to be a combination product by virtue of the radioisotope or cytotoxin, as applicable, that is conjugated to an Antibody.

1.66 "NON-UNITED STATES SUBLICENSEES" shall have the meaning set forth in
Section 4.1(d)(i).

1.67 "OTHER BZL IND" shall have the meaning set forth in Section 2.1(f).

1.68 "OWNED BZL PATENTS" shall have the meaning set forth in Section 10.3(f).

1.69 "PATENTS" shall mean (a) all patents and patent applications, (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent application, and (c) any foreign or international equivalent of any of the foregoing.

1.70 "PCT" shall mean the Patent Cooperation Treaty, opened for signature June 19, 1970, 28 U.S.T. 7645.

1.71 "PERSON" shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.72 "PHASE I" shall mean a human clinical trial, the principal purpose of which is to evaluate the pharmacokinetic and pharmacodynamic properties, maximum tolerated dose, dosing interval, and absorption, distribution, metabolism and excretion of a Licensed Product in healthy individuals or patients as required in 21 C.F.R.

ss.312, or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States.

1.73 "PHASE I COMPLETION POINT" shall be deemed to have occurred with respect to a Licensed Product when the Steering Committee determines to proceed with Phase II studies, [**], in the United States for such Licensed Product.

1.74 "PHASE II" shall mean a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with a disease target being studied as required in 21 C.F.R. ss.312, or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States. [**] the filing of an approvable MAA (such as a combined Phase II/Phase III study, or any Phase III study [**] shall automatically be deemed to have reached Phase II status.

1.75 "PHASE II COMPLETION POINT" shall be deemed to have occurred with respect to a Licensed Product when the Steering Committee determines to proceed with a Phase III study in the United States for such Licensed Product or to file an MAA for such Licensed Product with the FDA, whichever determination is made first.

1.76 "PHASE IIA" shall mean a [**] Phase II study of a Licensed Product in patients with a disease target being studied.

1.77 "PHASE IIA COMPLETION POINT" shall be deemed to have occurred with respect to a Licensed Product when the Steering Committee has received the completed data package for a Phase IIa study in the United States, which data package shows whether such Licensed Product [**] as set forth in the Development Plan.

1.78 "PHASE IIB" shall mean a [**] of a Licensed Product [**].

1.79 "PHASE III" shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with a disease target being studied as required in 21 C.F.R. ss.312, or similar clinical study prescribed by the Regulatory Authorities in a country other than the United States. A Phase III study shall be deemed to have [**].

1.80 "PROSTATE CANCER FIELD" shall mean the treatment of prostate cancer.

1.81 "PSMA" shall mean prostate-specific membrane antigen as described in RS Israeli, CT Powell, WR Fair and WD Heston. MOLECULAR CLONING OF A COMPLEMENTARY DNA ENCODING A PROSTATE-SPECIFIC MEMBRANE ANTIGEN. Cancer Research
53: 227 - 230 (1993).

1.82 "RADIOLABEL MANUFACTURING TRANSFER DATE" shall have the meaning set forth in Section 2.1(g).

1.83 "RADIOLABEL PRODUCT" shall mean any Licensed Product containing or comprising an Antibody conjugated with such radioisotope as is set forth in the Development Plan or such other radioisotope as the Parties may agree.

1.84 "REGULATORY APPROVAL" shall mean any and all approvals (including governmental pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Exploitation of Licensed Products or Diagnostic Products in a country in the Territory, including any (a) approval of any Licensed Product or Diagnostic Product, including any: INDs, MAAs and supplements and amendments thereto; (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto); (c) labeling approval; and (d) technical, medical and scientific licenses.

1.85 "REGULATORY AUTHORITY" shall mean any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Products or Diagnostic Products in the Territory.

1.86 "REGULATORY DOCUMENTATION" shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all clinical studies and tests, relating to any Licensed Product or Diagnostic Product, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files, complaint files and Manufacturing records.

1.87 "REVERSION TERMINATION" shall have the meaning set forth in
Section 8.4(a)(i).

1.88 "STEERING COMMITTEE" shall have the meaning set forth in Section 2.1(d).

1.89 "SUBLICENSE AGREEMENT" shall have the meaning set forth in
Section 4.1(d)(i).

1.90 "SUBLICENSE REVENUE" shall have the meaning set forth in Section 4.1(d)(i).

1.91 "TERRITORY" shall mean the entire world, except for those countries in which this Agreement is terminated pursuant to Section 8.3(c).

1.92 "THIRD PARTY" shall mean any Person other than Millennium, BZL and their respective Affiliates.

1.93 "THIRD PARTY CLAIM" shall have the meaning set forth in Section 9.3(b).

1.94 "TRADEMARK" shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, service mark, trade name, brand name, service name, logo or business symbol.

1.95 "TRIGGERING EVENT" shall have the meaning set forth in Section 6.4(a).

1.96 "UNITED STATES SUBLICENSEES" shall mean Third Party sublicensees of Millennium in the United States.

1.97 "VALID CLAIM" shall mean, with respect to a particular country, a claim of an issued and unexpired patent in such country that (a) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal; and (b) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.

ARTICLE II
DEVELOPMENT AND COMMERCIALIZATION

2.1  CO-DEVELOPMENT PROGRAM.

     (a) DEVELOPMENT ACTIVITIES.


         (i) GENERAL. Through the Clinical Decision Point for the Immunotoxin Product, under the direction and supervision of the Steering Committee, (A) BZL and Millennium shall use Commercially Reasonable Efforts to perform, or cause to be performed, the Development Activities with respect to the Immunotoxin Products in the Prostate Cancer Field, and (B) BZL shall use Commercially Reasonable Efforts to perform, or cause to be performed, the Development Activities with respect to the Radiolabel Products in the Prostate Cancer Field, all in accordance with the Development Plan and the Development Budget, as each may be amended from time to time by the Steering Committee pursuant to Section 2.1(b), and this Agreement. The Parties shall use Commercially Reasonable Efforts to conduct and complete their respective Development Activities with respect to the Immunotoxin Products in the Prostate Cancer Field through the Clinical Decision Point for the Immunotoxin Product, and BZL shall use Commercially Reasonable Efforts to complete its Development Activities with respect to the Radiolabel Products in the Prostate Cancer Field by the Clinical Decision Point for the Immunotoxin Product; PROVIDED, HOWEVER, that if BZL does not do so, it shall use Commercially Reasonable Efforts to complete such Development Activities promptly. The Parties acknowledge that [**] shall have the right to [**] in the Development Plan [**], provided that (A) [**] Millennium's clinical advisory board or the equivalent thereof for the Licensed Products, (B) the Parties agree that [**] the Licensed Products, (C[**] under this Agreement, and (D) [**] of Antibody and Licensed Products considering any current and anticipated requirements of Antibody and Licensed Products, [**]; PROVIDED, HOWEVER, in the event [**] in connection with [**], [**] shall notify Millennium and Millennium shall [**] under a sponsored research agreement.

         (ii) CONDUCT OF DEVELOPMENT ACTIVITIES. BZL and Millennium each shall use Commercially Reasonable Efforts to (A) perform, or cause to be performed, its respective Development Activities in good scientific manner, and in compliance in all material respects with good clinical and laboratory practices and all other Applicable Law, and (B) achieve the objectives of the Development Plan efficiently and expeditiously by allocating sufficient time, effort, equipment and skilled personnel to complete such activities successfully and promptly and in accordance with the Development Budget.

         (iii)REPORTS. Within [**] after the end of each Calendar Quarter in which Development Activities are performed, each Party shall provide to the Steering Committee a written progress report, which shall describe the Development Activities it has performed, or caused to be performed, during such Calendar Quarter, evaluate the work performed in relation to the goals of the Development Plan and in relation to the Development Budget, and provide such other information as may be required by the Development Plan or reasonably requested by a Party with respect to the Development Activities.

     (b) DEVELOPMENT PLAN AND BUDGET.   Attached hereto as Exhibit A is a
         preliminary development plan. Within [**] after the Effective Date, the Steering Committee shall meet to develop and approve (i) a more detailed plan based on the preliminary development plan for the Development Activities (the "DEVELOPMENT PLAN"), which sets forth (A) the tests, studies and other activities to be performed by the Parties through each Clinical Decision Point, (B) the Party responsible for each such activity, and (C) the period in which each such activity is expected to be started and completed, and (ii) a detailed budget for the Development Activities (the "DEVELOPMENT BUDGET"), which sets forth the projected costs and expenses for the Development Activities. The Parties currently contemplate that certain Development Activities and clinical trials will be conducted at New York Presbyterian Hospital/Cornell Medical Center with certain involvement of New Drug Associates, Inc., subject to Millennium's and Cornell Medical Center's respective internal policies, the guidelines and requirements of the FDA and all other Applicable Law. The Steering Committee shall review the Development Plan and Development Budget at least annually and shall have the right to make such modifications or updates to the Development Plans and Development Budgets that it deems appropriate. No changes shall be made to a Development Plan or a Development Budget without the prior written approval of the Steering Committee. Notwithstanding the foregoing, [**] performing the Development Activities, as set forth in a Development Plan or otherwise, with respect to the [**] through the Clinical Decision Point for the [**] Product, unless Millennium expressly agrees otherwise; PROVIDED, HOWEVER, that the cost of such Development Activities shall not exceed [**] Dollars ($[**]). The Parties acknowledge and agree that BZL's Development Activities shall be performed by Dr. Neil Bander and New Drug Associates, Inc. pursuant to the NDA Agreement as assigned to Millennium pursuant to Section 3.3(c) and that the complete cost and expense of NDA's performance of such activities and the other development work set forth in this Agreement is set forth in the NDA Agreement. New Drug Associates, Inc. shall not devote more than [**] hours per

         Calendar Year during the term of the NDA Agreement to the Development Activities for the Radiolabel Product.

     (c) DEVELOPMENT TEAM LEADERS. The day-to-day Development Activities with respect to the Immunotoxin Products shall be conducted under the joint direction and supervision of a member of each Party's senior development staff designated by such Party (each, a "DEVELOPMENT TEAM LEADER"). The day-to-day Development Activities with respect to the Radiolabel Products shall be conducted under the direction and supervision of BZL's Development Team Leader. BZL's Development Team Leader shall be Dr. Neil Bander. The Development Team Leaders shall be the primary contacts for the Parties with respect to the Development Activities. BZL shall not substitute anyone for its Development Team Leader or materially reduce the time commitment of its Development Team Leader to the Development Activities without the prior written approval of Millennium. In the event that BZL's Development Team Leader is no longer affiliated with BZL or is otherwise incapable of performing his obligations under this Agreement (e.g., become disabled), the Parties shall meet and discuss in good faith how best to proceed. Notwithstanding the foregoing, BZL shall continue to be responsible for performing its Development Activities, and any consent or agreement by Millennium pursuant to this Section 2.1(c) shall not be deemed to be a waiver of any failure of BZL to conduct its Development Activities under this Agreement.

     (d) STEERING COMMITTEE.

         (i) FORMATION OF THE STEERING COMMITTEE. Millennium and BZL shall establish a joint oversight and management committee (the "STEERING COMMITTEE"), which shall oversee the Development Activities performed by the Parties for the Immunotoxin Product and the Radiolabel Product through the applicable Clinical Decision Point. Each Party shall appoint two (2) representatives, which representatives of BZL shall be Dennis Goldberg and Dr. Neil Bander, with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Development Activities; PROVIDED, HOWEVER, that as of the date of the last Clinical Decision Point, the Steering Committee shall be reduced to one (1) representative from each Party, or such other number as the Parties may mutually agree, which representative of BZL shall be Dr. Neil Bander. The Steering Committee shall terminate upon the first approval by the Regulatory Authorities of an MAA for the Immunotoxin Product inside the Prostate Cancer Field and, if appropriate, one indication outside the Prostate Cancer Field in a Major Market, unless the Steering Committee decides to proceed with a Radiolabel Product, in which event the Steering Committee shall terminate upon the approval of an MAA for a Radiolabel Product inside the Prostate Cancer Field and, if applicable, one indication outside the Prostate Cancer Field, unless the Parties mutually agree to terminate the Steering Committee at an earlier time; PROVIDED, HOWEVER, that the Steering Committee shall terminate in the event of a sale of all or substantially all of BZL's assets related to the Licensed Product(s) or its business, or in the event of a merger, consolidation or change in control of BZL or BZL Biologics, Inc. Prior to serving on the Steering Committee, the representatives of BZL and Millennium shall enter into an agreement to comply with and be bound by the nondisclosure and use obligations set forth in Article VII. From time to time, each Party may substitute its representatives on written notice to the other Party so long as such substitute representative has the requisite scientific or clinical expertise with respect to the ongoing development of the Licensed Product.

         (ii) RESPONSIBILITIES. The Steering Committee shall: (A) oversee the performance by the Parties of their respective Development Activities under the Development Plan; (B) review and amend the Development Plan in accordance with Section 2.1(b); (C) oversee the design and conduct of Phase I, Phase II and any Pivotal Studies (which commenced prior to the applicable Clinical Decision Point) with respect to the Immunotoxin Products and Radiolabel Products in the Prostate Cancer Field through the applicable Clinical Decision Point; and (D) take such other actions as are set forth in this Section 2.1 or as the Parties may mutually agree, except that the Steering Committee may not take any action that would conflict with any provision in this Agreement.

         (iii)MEETINGS. The Steering Committee shall meet quarterly, or as otherwise agreed to by the Parties, during any period in which Development Activities are conducted by or on behalf of the Parties with the location of such meetings designated by Millennium. After the last Clinical Decision Point, the Steering Committee shall meet quarterly to review the development plan for the Licensed Product(s) or Diagnostic Product(s) and discuss such development plan and any modifications thereto. Any significant changes to the development plan for the Licensed Product(s) or Diagnostic Product(s) after the applicable Clinical Decision Point shall be discussed at a meeting of the Steering Committee prior to the amendment of the development plan, provided that any breach of this obligation by Millennium shall not be deemed to be a material breach of this Agreement and shall not be subject to the termination provisions set forth in Section 8.2. Millennium shall circulate an agenda in advance of each meeting. The Parties shall agree on the minutes of each meeting within ten (10) days after the end of such meeting. Each Party shall bear all costs and expenses associated with its representatives' attendance at meetings of the Steering Committee, provided that Millennium shall reimburse Dr. Bander for his reasonable and verifiable out-of-pocket expenses incurred in connection with his attendance at meetings of the Steering Committee.

         (iv) PROCEDURAL RULES.


                  (A) The Steering Committee shall adopt such standing rules as shall be necessary for its work.

                  (B) A quorum of the Steering Committee shall exist whenever there is present at a meeting at least one representative appointed by each Party. Members of the Steering Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by the other participants. Representation by proxy shall not be allowed.

                  (C) The Steering Committee shall take action by unanimous consent of BZL and Millennium, with each such Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of BZL and Millennium. In the event that the Steering Committee cannot or does not reach an agreement on an issue (1) if such dispute relates to the Radiolabel Product in the Prostate Cancer Field prior to the Clinical Decision Point for the Radiolabel Product, [**]provided that [**] on such issue and [**] in resolving such dispute; PROVIDED, however, that any disputes with respect to the Development Budget shall be resolved pursuant to Section 11.6, and (2) if such dispute relates to the Radiolabel Product in the Prostate Cancer Field after the Clinical Decision Point for the Radiolabel Product or any other Licensed Product or Diagnostic Product at any time, [**], provided that [**] on such issue and [**] in resolving such dispute.

         (v) LIMITATIONS ON AUTHORITY OF THE STEERING COMMITTEE. Each Party to this Agreement shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the Steering Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The Steering Committee shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in Section 11.8.


     (e) REGULATORY APPROVALS. The Steering Committee shall develop a detailed strategy for obtaining and maintaining Regulatory Approvals for Immunotoxin Products and Radiolabel Products in the Prostate Cancer Field through the applicable Clinical Decision Point, provided that all INDs (other than the IND No. 9279 for the Radiolabel Product and any amendments or supplements thereto (the "EXISTING IND") and the Other BZL INDs), MAAs and other filings, applications or requests pursuant to or in connection with the Regulatory Approvals for each Licensed Product or Diagnostic Product shall be filed in the name of Millennium. Upon Millennium's request, BZL shall also assign all of its right, title, and interest in and to the Existing IND, and such of the Other BZL INDs as Millennium shall request, to Millennium as set forth in Section 3.3(b). Subject to Section 2.3(a), Millennium shall have the exclusive right to (i) develop and implement a strategy for obtaining and maintaining Regulatory Approvals for Licensed Products for non-prostate cancer indications and Diagnostic Products at any time, and (ii) develop and implement a strategy for obtaining and maintaining Regulatory Approvals for Licensed Products for all indications after the applicable Clinical Decision Point. Millennium shall have the exclusive right to conduct all communications and filings with the Regulatory Authorities with respect to all Licensed Products and Diagnostic Products prior to and after each Clinical Decision Point; PROVIDED, HOWEVER, that, prior to the assignment to Millennium of the Existing IND and the Other BZL INDs, BZL shall have the right to conduct all communications and filings with the Regulatory Authorities with respect to the Existing IND and the Other BZL INDs, provided that Millennium shall have the right to participate in such communications, whether by phone or in person. Millennium shall have the right to reference the Existing IND and the Other BZL INDs for all purposes.

     (f) REGULATORY RECORDS. BZL and Millennium each shall maintain, or cause to be maintained, records of its respective Development Activities in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective Development Activities, and which shall be retained by such Party for at least five (5) years after the termination of this Agreement, or for such longer period as may be required by Applicable Law. Millennium shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records of BZL. BZL shall provide Millennium with any and all information with respect to the Existing IND and any other INDs owned or Controlled by BZL other than the Existing IND ("OTHER BZL INDS"), including any communications and filings with or from the Regulatory Authorities, which BZL shall provide to Millennium reasonably in advance of making any such communication or filing, and Millennium shall have the right, but not the obligation, to review and approve any filings or communications with the Regulatory Authorities and to participate in any meetings with the Regulatory Authorities, whether by phone or in person, PROVIDED, HOWEVER, that, after the assignment to Millennium of the Existing IND and the Other BZL INDs, Millennium shall have the right to conduct meetings with the Regulatory Authorities with respect to the Existing IND and the Other BZL INDs. BZL shall use its Commercially Reasonable Efforts to pursue and maintain the Existing IND and all Other BZL INDs until the Clinical Decision Point for the Immunotoxin Product.

     (g) PRE-CLINICAL AND CLINICAL SUPPLY. Upon the Effective Date, BZL shall use Commercially Reasonable Efforts to promptly assign to Millennium the Lonza Agreement pursuant to Section 3.3; PROVIDED, HOWEVER, that until such time as BZL is able to make such assignment to Millennium (the "LONZA TRANSFER DATE"), BZL shall supply all of the Parties' pre-clinical and clinical requirements of Antibody pursuant to and in accordance with the Lonza Agreement, unless Millennium agrees otherwise. Millennium shall be responsible for Manufacturing and supplying Immunotoxin Product produced with such Antibody. BZL shall be responsible for Manufacturing and supplying Radiolabel Products produced with such Antibody through the completion of each clinical study underway at the time of the last Clinical Decision Point using a Third Party manufacturer, and on terms and conditions, reasonably acceptable to Millennium. In the event that there is an inadequate supply of Antibody to produce both Immunotoxin Products and Radiolabel Products, any quantities of Antibody shall first be used to produce the Parties' requirements of the Immunotoxin Product. BZL shall transfer to Millennium all inventories of useable Antibody that have reasonably useful shelf lives on the Lonza Transfer Date, which shall not be less than [**] grams of [**] Antibody and [**] grams of [**] Antibody. Within [**] days after Millennium's receipt from BZL of such Antibody and a written invoice and any supporting documentation with respect thereto, Millennium shall reimburse BZL for its invoiced direct out-of-pocket costs to Lonza Biologics PLC for the Manufacture of such Antibody, not to exceed [**] Dollars ($[**]). Subject to availability and, to the extent additional supplies of Antibody are required, Millennium's supply of such Antibody, BZL shall also supply Millennium's requirements of Radiolabel Product for the preclinical and clinical development of Radiolabel Product [**] through the completion of any clinical study underway at the last Clinical Decision Point, provided that Millennium shall reimburse BZL for its invoiced direct out-of-pocket costs to Goodwin Biotechnology, Inc. in connection with such supply, not to exceed [**] Dollars ($[**]) for the existing supply of Radiolabel Product. The agreement with respect to the Manufacture and supply of the Radiolabel Products (the "RADIOLABEL MANUFACTURING AGREEMENT") shall be assigned to Millennium pursuant to Section 3.3 within ten (10) days of the last Clinical Decision Point or as earlier requested by Millennium (the "RADIOLABEL MANUFACTURING TRANSFER DATE"). BZL represents and warrants to Millennium that at the time of the transfer of the Antibodies and Radiolabel Product to Millennium pursuant to this Section 2.1(g), such Antibodies or Radiolabel Product
         (i) will have been Manufactured in accordance with Applicable Law for use under the applicable IND, (ii) will not be adulterated or misbranded under the Federal Food, Drug, and Cosmetic Act, 21 U.S.C.ss.ss.321 ET SEQ., as amended (the "FFDCA"), or under any other Applicable Law, and (iii) may be introduced into interstate commerce pursuant to the FFDCA.

     (h) MATERIAL AND INFORMATION TRANSFER. BZL shall, and shall cause its Affiliates to, without additional compensation and at its sole expense, (i) provide to Millennium the Biological Materials in its Control specified from time to time in this Agreement or the Development Plan, or such other Biological Materials in its Control as Millennium may reasonably request, and (ii) disclose and make available to Millennium, in whatever form Millennium may reasonably request, all Manufacturing documentation, all Regulatory Documentation, all other BZL Know-How, all Joint Know-How and any other Information and Inventions relating, directly or indirectly, to the Development Activities (including a written description of each Antibody, Licensed Product, Diagnostic Product or Improvement thereto identified by BZL, any scientific or medical information with respect to such Antibody, Licensed Product, Diagnostic Product or Improvement thereto and any Patent or other information with respect to the proprietary status of such Antibody, Licensed Product, Diagnostic Product or Improvement thereto), immediately after the Effective Date and thereafter promptly upon the earlier of the conception or reduction to practice, discovery, development or making of each such Manufacturing documentation, Regulatory Documentation, Know-How, or other Information and Inventions, provided that, except as otherwise provided in this Agreement, Millennium shall reimburse BZL for any reasonable and invoiced direct out-of-pocket costs incurred in providing such Biological Materials after the last Clinical Decision Point. Neither BZL nor Dr. Neil Bander shall provide any such Information or Inventions or Biological Materials to any Person other than Millennium or its Affiliates, without Millennium's prior written consent.

     (i) DEVELOPMENT EXPENSES.


         (i)  MILLENNIUM'S OBLIGATION.

                  (A) Subject to Section 2.1(a)(i), and except as otherwise provided in this Agreement, Millennium shall be solely responsible for all costs and expenses in connection with the development and commercialization (including manufacturing, marketing and selling costs, subject, however, to Millennium's ability to recover certain amounts consistent with the definition of "Net Sales") with respect to the Licensed Product(s) and the Diagnostic Product(s); PROVIDED, HOWEVER, that BZL shall bear, and shall not be entitled to reimbursement for, any such costs or expenses incurred by BZL prior to the Effective Date (except for payments made for supply of Antibody and Radiolabel Product pursuant to Section 2.1(g)) and, unless otherwise expressly provided herein, any costs or expenses incurred by BZL in performing its obligations under this Agreement. Millennium shall reimburse BZL for the reasonable and invoiced direct out-of-pocket costs and expenses incurred by BZL and its Affiliates after the Effective Date in performing its Development Activities with respect to the Licensed Products in accordance with the Development Plan and the Development Budget, provided that Millennium's sole financial obligation to New Drug Associates, Inc. and its employees and principals with respect to such activities shall be pursuant to the NDA Agreement.

                  (B) Millennium agrees to fund the Development Activities through the Phase IIa Completion Point for an Immunotoxin Product in the Prostate Cancer Field and a Radiolabel Product in the Prostate Cancer Field, each as set forth in the Development Plan, unless a Pivotal Study for an Immunotoxin Product or Radiolabel Product, as applicable, is performed in lieu of a Phase IIa study, in which case Millennium agrees to fund the Development Activities for such Immunotoxin Product or Radiolabel Product, as applicable, in accordance with the Development Budget prior to the completion of the data package from the interim analysis for such Pivotal Study that is agreed to by the Steering Committee and the FDA and identified prospectively in the protocol for such Pivotal Study, which data package shows whether such Immunotoxin Product or Radiolabel Product, as applicable, has achieved the predetermined endpoints for such interim analysis as set forth in the Development Plan; PROVIDED, HOWEVER, that in no event shall Millennium be obligated to spend more than [**] dollars ($[**]) in connection with such Development Activities and Millennium does hereby retain the right to terminate this Agreement pursuant to
Article VIII.

         (ii) STATEMENTS AND PAYMENTS. Within [**] days after the end of each Calendar Quarter in which Development Activities are conducted, each Party shall furnish the Steering Committee with a statement
              (A) detailing the costs and expenses actually incurred in connection with the Development Activities performed by or on behalf of such Party during such Calendar Quarter, provided that such costs and expenses may not exceed (or be projected to exceed) the amounts set forth in the Development Budget for the relevant Development Activities by more than [**] percent ([**]%) without the approval of the Steering Committee, and (B) comparing such expenses to date with the projections set forth in the Development Budget. Each Party shall promptly furnish the other with any other documentation of such costs and expenses as such other Party may reasonably request. Within [**] days after receipt by Millennium of such statement and any supporting documentation from BZL, Millennium shall reimburse BZL for all amounts set forth therein for costs and expenses actually incurred in connection with the Development Activities, except for amounts properly contested in good faith. Millennium's reporting obligations under this Section 2.1(i)(ii) shall terminate upon the Clinical Decision Point for the Immunotoxin Product.

         (iii)BOOKS AND RECORDS. Each Party shall maintain complete and accurate books, records and accounts that, in reasonable detail, fairly reflect any reimbursable costs and expenses incurred by such Party or its Affiliates in connection with the Development Activities in conformity with GAAP. Each Party shall retain such books, records and accounts until three (3) years after the end of the period to which such books, records and accounts pertain, or for such longer period as may be required by Applicable Law. Each Party shall have the right to have its certified public accountant, who shall be reasonably acceptable to the other Party, audit the books and financial records of such other Party, as well as those of such other Party's Affiliates and sublicensees, relating to its Development Activities during one or more Calendar Quarters; PROVIDED, HOWEVER, that if such sublicensees object to such an audit by the auditing Party, the other Party shall have the right to conduct such audit of such sublicensees at the auditing Party's sole cost and expense and the other Party shall provide the auditing Party with a written certification disclosing the results of such audit, which certification shall be attested to by an officer of the other Party; and PROVIDED FURTHER that the auditing Party shall not have the right to audit a Calendar Quarter more than two (2) years after the end of such quarter, to conduct more than one such audit in any twelve-month period, or to audit any Calendar Quarter more than once; and PROVIDED FURTHER that the auditing Party shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case such other Party shall bear the cost of the audit.

     (j) COOPERATION. Each Party shall cooperate with any and all reasonable requests for assistance from the other Party with respect to the Development Activities, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of employment to consult with such other Party on issues arising in connection with the performance of such Development Activities.

2.2 DEVELOPMENT AND COMMERCIALIZATION BY MILLENNIUM. Millennium shall have the exclusive right to develop, commercialize, Manufacture and otherwise Exploit in the Territory (a) Licensed Products, [**] at any time during the term of this Agreement, and (b) Licensed Products, [**] after the applicable Clinical Decision Point.

2.3  DILIGENCE OBLIGATIONS.

     (a) MILLENNIUM DILIGENCE. Millennium shall use Commercially Reasonable Efforts to (i) commence a Phase I study with respect [**] prior to the Phase I Completion Point with respect to [**]Field, (ii) after the last Clinical Decision Point, conduct such other Clinical Trials, and make such filings with the Regulatory Authorities, as are necessary to obtain Regulatory Approvals for Licensed Product(s) [**], to the extent scientifically justified and commercially reasonable, with respect to [**] each of the

         Major Markets, (iii) once all applicable Regulatory Approvals with respect to a Licensed Product have been obtained in a Major Market, develop and satisfy market demand for such Licensed Product in such Major Market, and (iv) to the extent scientifically justified and commercially reasonable, develop, seek Regulatory Approvals for, and, upon receipt of all such approvals, commercialize a Diagnostic Product (or license a Third Party to do so); PROVIDED, HOWEVER, that (A) such obligations are expressly conditioned upon (1) BZL and its Affiliates performing their respective obligations hereunder, including the information disclosure requirements pursuant to Section 2.1(h) and the supply of such Antibody and Radiolabel Product pursuant to Section 2.1(g), (2) the availability of Antibody and other intermediates of Licensed Product or Diagnostic Product, [**], and (3) the continuing absence of any adverse condition as determined solely by Millennium relating to the safety and efficacy or scientific or commercial feasibility of such Licensed Products or Diagnostic Products, and (B) such obligations shall be delayed or suspended as long as any such condition or event exists; and PROVIDED FURTHER that Millennium shall not be obligated to obtain Regulatory Approvals for, or commercialize, more than one Licensed Product or Diagnostic Product, as applicable, in any Major Market. Commercially Reasonable Efforts, for purposes of this
         Section 2.3(a), shall not require that Millennium apply greater efforts, or make any other decisions, with respect to the Licensed Product(s) or Diagnostic Product(s) than it would were the Licensed Product(s) or Diagnostic Product(s), as applicable, solely owned by Millennium. BZL acknowledges and agrees that, in addition to the foregoing, the development and commercialization of the Licensed Product(s) or Diagnostic Product(s) may be delayed, suspended or otherwise modified by Millennium in response to circumstances outside the reasonable control of Millennium, including force majeure events, changes in the requirements of the Regulatory Authorities, failed or inconclusive clinical studies or a need for additional tests and studies to obtain appropriate labeling, pricing, reimbursement or other Regulatory Approvals. Further, BZL acknowledges and agrees that nothing in this Section 2.3 is intended, or shall be construed, to require Millennium to develop or commercialize a specific Licensed Product or Diagnostic Product. In the event that Millennium decides to discontinue the development or commercialization of a Licensed Product or Diagnostic Product in favor of another Licensed Product or Diagnostic Product, its obligations under this Section 2.3 shall cease with respect to such initial Licensed Product or Diagnostic Product in favor of such other Licensed Product or Diagnostic Product. BZL also acknowledges and agrees that (x) Millennium has the right, in its sole discretion, to develop and commercialize Diagnostic Product(s) through one or more sublicensees, (y) Millennium's obligations with respect to Diagnostic Product(s) shall be secondary to its obligations with respect to Licensed Product(s), and (z) as long as Millennium is using Commercially Reasonable Efforts to develop or commercialize an Immunotoxin Product, Millennium shall have no obligation to develop or commercialize a Radiolabel Product. Millennium shall perform its obligation under this Section 2.3 in good scientific manner and in compliance in all material respects with all Applicable Law. Except as expressly provided in Section 2.1, Millennium shall have no other obligation, express or implied, with respect to the Exploitation of the Licensed Product(s) or Diagnostic Product(s).

     (b) MILLENNIUM DISCRETION. Subject to Sections 2.1(d) and 2.3(a), the Parties acknowledge and agree that all decisions with respect to (i) Licensed Products (other than Radiolabel Products in the Prostate Cancer Field prior to the Clinical Decision Point for the Radiolabel Product) and the Diagnostic Products, and (ii) Radiolabel Products in the Prostate Cancer Field after the Clinical Decision Point for the Radiolabel Product, including decisions relating to Millennium's Exploitation and pricing of Licensed Products or Diagnostic Products, shall ultimately be within the sole discretion of Millennium.

2.4 BREACH OF DILIGENCE OBLIGATIONS. If at any time BZL has a reasonable basis to believe that Millennium is in breach of its obligations under Section 2.3, then BZL shall so notify Millennium, specifying the basis for its belief, and the Parties shall meet within [**] days after such notice to discuss in good faith BZL's concerns and Millennium's development and commercialization plans with respect to the Licensed Products. If such failure constitutes a material breach of Millennium's obligation under Section 2.3, after such good faith negotiations, BZL may provide Millennium with a notice of termination pursuant to Section 8.2 subject to the right to cure as set forth therein.

2.5 DEVELOPMENT AND USE OF TRADEMARKS. Millennium shall have the sole right to determine the Trademarks to be used with respect to the development and commercialization of the Licensed Products or Diagnostic Products on a worldwide basis. BZL shall not, and shall not permit its Affiliates to use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to, or that dilutes any Trademark used to identify or distinguish the Licensed Products or Diagnostic Products.

2.6 RECORDS AND REPORTING. After the Clinical Decision Point with respect to the Immunotoxin Product, Millennium shall prepare and maintain complete and accurate records regarding the development and commercialization of the Licensed Products or Diagnostic Products and, after the termination of the Steering Committee, Millennium shall provide to BZL a reasonably detailed report regarding such development and commercialization at least once annually.

2.7 COOPERATION OF BZL. BZL shall cooperate with any and all reasonable requests for assistance from Millennium with respect to the development and commercialization of the Licensed Products or Diagnostic Products, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at BZL's place of business to consult with Millennium on issues arising during such development and commercialization ("DEVELOPMENT ASSISTANCE"). Millennium shall reimburse BZL for any and all reasonable and invoiced direct out-of-pocket costs and expenses incurred by BZL in providing such assistance with respect to a Licensed Product or Diagnostic Product after the Clinical Decision Point with respect to such Licensed Product or Diagnostic Product. Notwithstanding the foregoing, the Parties contemplate that Dr. Neil Bander will continue to provide clinical assistance to Millennium in such capacity, and upon such terms and conditions, as Millennium and Dr. Bander may mutually agree (but which is expected to involve Dr. Bander in the ongoing clinical development of Licensed Product(s)).

ARTICLE III
LICENSE GRANTS AND ASSIGNMENT

3.1 GRANTS TO MILLENNIUM. Subject to Article VIII of this Agreement, BZL and its Affiliates hereby grant to Millennium and its Affiliates:

     (a) an exclusive (including with regard to BZL and its Affiliates), perpetual, royalty-bearing license in the Territory, with the right to grant sublicenses solely as provided in Section 3.4, under BZL's and its Affiliates' rights, titles, and interests in and to the BZL Patents, the BZL Know-How, the Joint Patents and the Joint Know-How to Exploit Licensed Products, Diagnostic Products and Improvements thereto for all purposes;

     (b) an exclusive (including with regard to BZL and its Affiliates), perpetual, royalty-bearing license and right of reference in the Territory, with the right to grant sublicenses solely as provided in
         Section 3.4, under BZL's and its Affiliates' rights, titles and interests in and to the Regulatory Approvals, to the extent not otherwise assigned pursuant to Section 3.3(b), to Exploit Licensed Products, Diagnostic Products and Improvements thereto for all purposes; and

     (c) an exclusive (including with regard to BZL and its Affiliates), perpetual, royalty-bearing (including a [**] percent ([**]%) royalty owed to Lonza Biologics PLC pursuant to the Lonza Agreement), license in the Territory, with the right to grant sublicenses, under BZL's and its Affiliates' rights, titles and interests in and to the BZL Patents, the BZL Know-How, the Joint Patents and the Joint Know-How to use the Manufacturing Processes to Manufacture and have Manufactured the Licensed Products, Diagnostic Products and Improvements thereto to Exploit for all purposes. By way of clarification, Millennium's Manufacture of a Licensed Product shall only be royalty-bearing to the extent that such Licensed Product is sold so as to produce Net Sales.

3.2 GRANTS TO BZL. Subject to Article VIII of this Agreement, Millennium and its Affiliates hereby grant to BZL and its Affiliates:

     (a) a limited, nonexclusive, royalty-free, license in the Territory under Millennium's and its Affiliates' right, title and interest in and to the Regulatory Documentation, the BZL Patents, the BZL Know-How, the Joint Patents and the Joint Know-How to conduct the Development Activities in accordance with the Development Plan and this Agreement; and

     (b) a limited, nonexclusive, royalty-free, license in the Territory under Millennium's and its Affiliates' right, title and interest in and to the Immunotoxin Product to conduct the Development Activities with respect to the Immunotoxin Product in the Prostate Cancer Field in accordance with the Development Plan and this Agreement.

3.3  ASSIGNMENTS.

     (a) MANUFACTURING RIGHTS. Upon the Lonza Transfer Date and the Radiolabel Manufacturing Transfer Date, BZL and its Affiliates shall and do hereby
         (i) transfer to Millennium the Lonza Agreement and the Radiolabel Manufacturing Agreement, respectively, and all Regulatory Documentation, and Biological Materials with respect to the Manufacturing of the Licensed Products or Diagnostic Products, including all inventories of Antibodies, cell lines, research cell banks, master cell banks, DNA, reagents, testing and stability data, Manufacturing standard operating procedures, batch records and any other production or quality control records with respect to the Licensed Products or Diagnostic Products or the Manufacturing thereof, and (ii) assign and transfer to Millennium all of BZL's and its Affiliates' rights, titles and interests in and to the foregoing. Millennium hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following Lonza Transfer Date and Radiolabel Manufacturing Transfer Date, all the obligations and liabilities of BZL under the Lonza Agreement and the Radiolabel Manufacturing Agreement, respectively.

     (b) REGULATORY DOCUMENTATION. BZL and its Affiliates hereby assign and transfer to Millennium all of their respective rights, titles and interests in and to all Regulatory Documentation, including, to the extent permitted by Applicable Law, all Regulatory Approvals, but excluding the Existing IND and Other BZL INDs, Controlled by BZL or its Affiliates as of the Effective Date and from time to time during the term of this Agreement. Millennium hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following the date hereof, all the obligations and liabilities of BZL under the Regulatory Documentation. Upon Millennium's request, BZL shall assign and transfer to Millennium all of its and its Affiliates' rights, titles and interests in and to the Existing IND and such of the Other BZL INDs as Millennium may from time to time request. Millennium hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following the date of the assignment of the Existing IND and Other BZL INDs to Millennium, all the obligations and liabilities of BZL under the Existing IND and Other BZL INDs.

     (c) NDA AGREEMENT. BZL and its Affiliates hereby assign and transfer to Millennium all of their respective rights, titles and interests in and to that certain Amended and Restated Management Agreement between New Drug Associates, Inc., BZL and the NDA Principals as defined therein, effective as of January 1, 2001 (the "NDA AGREEMENT"). Millennium hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following the date hereof, all the obligations and liabilities of BZL under the NDA Agreement. Millennium shall indemnify and hold harmless BZL and its Affiliates from any Losses with respect to any breach of the NDA Agreement by Millennium or its Affiliates pursuant to Article IX.

     (d) MATERIAL TRANSFER AGREEMENTS. BZL and its Affiliates hereby assign and transfer to Millennium all of their respective rights, titles and interests in and to those material transfer agreements set forth on
         Schedule 3.3(d) hereto (the "MTAs"), which schedule is a true and complete list of all MTAs entered into by BZL or BZL Biologics, Inc. Millennium hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following the date hereof, all the obligations and liabilities of BZL under the MTAs. Millennium shall indemnify and hold harmless BZL and its Affiliates from any Losses with respect to any breach of any such MTA by Millennium or its Affiliates pursuant to Article IX.

     (e) LIABILITIES. Notwithstanding anything to the contrary in this
         Section 3.3, BZL shall (i) be and remain liable for any obligation or liability under the Lonza Agreement, the Radiolabel Manufacturing Agreement, the Regulatory Documentation, the Existing IND and Other BZL INDs, the NDA Agreement and the MTAs to the extent that such obligation or liability relates to the period, or any actions or omissions, prior to the date of assignment of BZL's rights, titles and interests with respect thereto to Millennium, and (ii) indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect thereto pursuant to Article IX.

     (f) FURTHER ASSURANCES. BZL shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as Millennium may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Millennium its rights under, this Section 3.3.

3.4 SUBLICENSES. Millennium shall have the right, in its sole discretion, to grant to Third Parties sublicenses under the licenses granted in Section 3.1 (a) with respect to Licensed Products (i) outside the United States, (ii) inside the United States if such sublicense is with respect to (A) contract, manufacturing or other services, or (B) is in connection with a strategic alliance or collaboration that includes co-exclusive rights with respect to a field that includes prostate cancer together with one or more of: breast cancer, colon cancer, lung cancer or another cancer with comparable market potential, or with respect to one or more products for one or more of such cancers in addition to a Licensed Product, in which Millennium has a substantial ongoing role in and responsibility for product development and sales in the field or with respect to such products, or (iii) in settlement of any actual, threatened or potential Patent or other intellectual property dispute or proceeding related to the BZL Patents or Licensed Products or in connection with any cross-license to obtain rights to any Patent, trade secret or other intellectual property which Millennium reasonably believes would impede the Exploitation of any Licensed Product by Millennium or its Affiliates or otherwise permitted sublicensees in the Territory (each such sublicense, an "IP LICENSE"), or (b) with respect to Diagnostic Products throughout the Territory, in each case without the prior approval of BZL. All other sublicenses in the United States shall require the prior approval of BZL. Before granting any IP License, Millennium shall consult with BZL and its patent counsel regarding the advisability of granting such IP License, including with respect to information relating to rights to be obtained by Millennium under any cross-license.

3.5 LICENSE LIMITATIONS. Millennium acknowledges and agrees that it has no right to use the BZL Know-How or BZL Patents outside of the Exploitation of the Licensed Products, Diagnostic Products and Improvements thereto as set forth in
Section 3.1, including for
the development of products that are not Antibodies, Licensed Products or Diagnostic Products, but that bind to PSMA. In the event that Millennium desires to use the BZL Patents or BZL Know-How for any other purpose, the Parties shall negotiate in good faith for [**] days the appropriate terms and conditions for such use, provided that neither Party shall have any obligation to enter into an agreement with respect thereto.

ARTICLE IV
PAYMENTS AND ROYALTIES

4.1 PAYMENTS TO BZL. In partial consideration of the licenses and other rights granted herein and subject to the terms and conditions set forth in this Agreement, Millennium shall make the following payments to BZL:

     (a) MILESTONE PAYMENTS.

         (i) Millennium shall make the milestone payments provided below to BZL within [**] days following achievement, after the Effective Date, of the corresponding milestone event:


                  MILESTONE EVENT                           MILESTONE PAYMENT

                  (A) The [**] Immunotoxin Product;           $[**]
                  (B) [**] an Immunotoxin Product;            $[**]
                  (C) [**] an Immunotoxin Product; and        $[**]
                  (D) [**] an Immunotoxin Product.            $[**]

              In the event that the Steering Committee decides to proceed with a Radiolabel Product in lieu of an Immunotoxin Product, Millennium shall pay BZL [**] percent ([**]%) of the above milestone payments set forth in this
Section 4.1(a)(i) within [**] days following achievement, after the Effective Date, of the corresponding milestone, provided that if an Immunotoxin Product subsequently achieves any of the above milestones after the [**]%) payment for the Radiolabel Product for such milestone, Millennium shall pay BZL the remaining [**] percent ([**]%) of the applicable milestone payment within [**] days after such Immunotoxin Product achieves such milestone.

         (ii) Millennium shall make the milestone payments provided below to BZL within [**] days following achievement, after the Effective Date, of the corresponding milestone event:

                  MILESTONE EVENT                           MILESTONE PAYMENT

                  (A) [**] Licensed Products ([**] Licensed      $[**]
                      Products [**] for [**] consecutive
                      Calendar Quarters first reach $[**];

                  (B) [**] Licensed Products ([**] Licensed      $[**]
                      Products [**]) for [**] consecutive
                      Calendar Quarters first reach $[**]; and

                  (C) [**] Licensed Products ([**]Licensed       $[**]
                      Products [**]) for [**]consecutive
                      Calendar Quarters first reach $[**].

         (iii)For clarification, subject to the last paragraph of Section 4.1(a)(i), each milestone payment shall be payable only once irrespective of the number of Licensed Products that have achieved or the number of times Licensed Products achieve the milestone events set forth in this Section 4.1(a).

     (b) ROYALTIES PAYABLE BY MILLENNIUM. Millennium shall pay to BZL the following royalties based on worldwide aggregate Net Sales by Millennium, its Affiliates and its United States Sublicensees of Licensed Products during each Calendar Year:

                  [**] Percent ([**]%) of Net Sales for that portion of aggregate Net Sales of Licensed Products in such Calendar Year that is less than $[**];

                  [**] Percent ([**]%) of Net Sales for that portion of aggregate Net Sales of Licensed Products in such Calendar Year that equals or exceeds $[**] but is less than $[**]; and

                  [**] Percent ([**]%) of Net Sales for that portion of aggregate Net Sales of Licensed Products in such Calendar Year that equals or exceeds $[**].

     (c) ADJUSTMENTS. Any and all sales by Non-United States Sublicensees shall be excluded from the Net Sales calculations in Section 4.1(b) (including for purposes of the thresholds and ceilings).

     (d) SUBLICENSE REVENUE.

         (i) In the event that Millennium enters into a license agreement to sublicense to a Third Party (a "NON-UNITED STATES Sublicensee") Millennium's rights under this Agreement to market a Licensed Product outside of the United States (a "SUBLICENSE AGREEMENT"), Millennium shall pay BZL a portion, as set forth in Section 4.1(d)(ii), of any net license fees, milestone payments and net royalty payments or net profits, as applicable (collectively, "SUBLICENSE REVENUE"), paid to Millennium by such sublicensee in consideration for the sublicensing of such right to market outside the United States. For the sake of clarity, if Millennium is Manufacturing the Licensed Products, or any intermediary thereof, for such Third

              Parties, amounts paid by the Sublicensee to Millennium for purchase of such Licensed Products or intermediate up to the Fair Market Value of such Licensed Products or intermediate shall not be considered to be Sublicense Revenue. For purposes of this
              Section 4.1(d), "FAIR MARKET VALUE" shall mean [**] percent ([**]%) of the Fully Burdened Manufacturing Cost for Millennium to Manufacture such Licensed Product or intermediate. To the extent that the manufacturing fee paid to Millennium under a Sublicense Agreement is above the Fair Market Value, any amount over such Fair Market Value shall be included in Sublicense Revenue and shall be shared with BZL pursuant to Section 4.1(d)(ii).

         (ii) If a Sublicense Agreement for a Licensed Product is executed
              (A) prior to the first Phase I Completion Point for an Immunotoxin Product, Millennium shall pay BZL [**] percent ([**]%) of the Sublicense Revenue under such Sublicense Agreement, (B) after the completion of the first Phase I Completion Point for an Immunotoxin Product but prior to the first Clinical Decision Point for an Immunotoxin Product, Millennium shall pay BZL [**] percent ([**]%) of the Sublicense Revenue under such Sublicense Agreement,
              (C) after the first Clinical Decision Point for an Immunotoxin Product but prior to the filing of the first MAA (but excluding pricing and reimbursement approvals) for an Immunotoxin Product, Millennium shall pay BZL [**] percent ([**]%) of the Sublicense Revenue under such Sublicense Agreement, and (D) after the first filing of a MAA (but excluding pricing and reimbursement approvals) for an Immunotoxin Product, Millennium shall pay BZL [**] percent ([**]%) of the Sublicense Revenue under such Sublicense Agreement; PROVIDED, HOWEVER, that if Millennium elects to proceed with a Radiolabel Product in lieu of an Immunotoxin Product, such thresholds shall be based on a Radiolabel Product and not an Immunotoxin Product.

         (iii)Notwithstanding the foregoing, if the portion of the Territory subject to the Sublicense Agreement includes at least two of the following countries: United Kingdom, France, Germany, or Italy, and if the Sublicense Agreement is entered into prior to approval by the EMEA of a MAA for the Licensed Product, the first $[**] (or the first $[**] if such Licensed Product is a Radiolabel Product) of any such payments for Sublicense Revenue other than for royalties shall be retained by Millennium, provided that upon the approval by the EMEA of a MAA for a Licensed Product, the applicable milestone payment shall be due pursuant to Section 4.1(a).

         (iv) Millennium's obligations to share Sublicense Revenue with BZL pursuant to Section 4.1(d)(ii) shall terminate, on a country-by-country basis, with respect to each Licensed Product upon the later of (i) [**] years after the First Commercial Sale in such country of such Licensed Product, and (ii) the expiration date in such country of the last to expire of any issued BZL Patent or Joint Patent that includes at least one Valid Claim covering the Licensed Product, or the use of the Licensed Product, sold in such country, or covering the Manufacturing of such Licensed Product in the country in which such Licensed Product is Manufactured. Upon termination of Millennium's obligations to share Sublicense Revenue with respect to a Licensed Product in a country in which there is a Sublicense Agreement, the license grants to Millennium in Section 3.1 shall become fully paid-up exclusive licenses with respect to such Licensed Product in such country.

     (e) ROYALTY TERM. Millennium's royalty obligations under Section 4.1(b) shall terminate, on a country-by-country basis, with respect to each Licensed Product on the later of (i) [**] years after the First Commercial Sale in such country of such Licensed Product, and (ii) the expiration date in such country of the last to expire of any issued BZL Patent or Joint Patent that includes at least one Valid Claim covering the Licensed Product, or the use of the Licensed Product, sold in such country, or covering the Manufacturing of such Licensed Product in the country in which such Licensed Product is Manufactured. Upon termination of the royalty obligations of Millennium under this Section 4.1(e) with respect to a Licensed Product in a country, the license grants to Millennium in Section 3.1 shall become fully paid-up exclusive licenses with respect to such Licensed Product in such country and Net Sales of such Licensed Product in such country shall be excluded from the royalty calculations set forth in Section 4.1(b) (including the thresholds and ceilings).

     (f) [**]. If, following the [**] anniversary of January 1st in the Calendar Year in which the First Commercial Sale of a Licensed Product occurred, product(s) that contain or comprise one or more Antibodies (collectively, "ANTIBODY PRODUCTS") are sold [**]) and [**] of such Antibody Product(s) represent [**] percent ([**]%) of the aggregate sales in United States dollars of all Antibody Products, including Licensed Products, in all of the Major Markets as reported by IMS America, Ltd. ("IMS") or any comparable reporting agency in a Calendar Year ([**]), and if Millennium's and its Affiliates' and sublicensees' (but excluding Non-United States Sublicensees) Net Sales is less [**]Dollars ($[**]) for such Calendar Year, Millennium's royalty obligations under Section 4.1(b) shall be adjusted for such Calendar Year as follows:

                  (A) With respect to that portion of worldwide Net Sales by Millennium and its Affiliates and sublicensees (but excluding sales by Non-United States Sublicensees) that is less than [**] Dollars ($[**]), Millennium's milestones and royalty obligations under Section 4.1(a) and 4.1(b) shall be reduced by [**]percent ([**]%); and

                  (B) With respect to that portion of worldwide Net Sales by Millennium and its Affiliates and sublicensees (but excluding sales by Non-United States Sublicensees) that equals or exceeds [**] Dollars ($[**]) but is less than [**] Dollars ($[**]), Millennium's milestones and royalty obligations under Section 4.1(a) and 4.1(b) shall be reduced by [**] percent ([**]%).

          By way of clarification, there shall be no adjustment pursuant to this Section if Net Sales by Millennium and its Affiliates and sublicensees (but excluding sales by Non-United States Sublicensees) equals or exceeds [**] Dollars ($[**]).

     (g) ROYALTY PAYMENTS. Running royalties shall be calculated on an annual basis but shall be payable on a quarterly basis, within [**] after the end of each Calendar Quarter, based upon the Net Sales during such Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of a Licensed Product is made, provided that after the [**] anniversary of January 1st of the Calendar Year in which the First Commercial Sale of a Licensed Product occurred, the royalty rate and payment schedule for each Calendar Quarter and Calendar Year shall be adjusted as follows:

         (i)  The royalty rate for purposes of payments for the first three
              (3) Calendar Quarters of a Calendar Year shall be based on [**] the previous Calendar Year.

         (ii) The royalty rate for each Calendar Year shall be based on the actual level of Net Sales [**] for such Calendar Year, and any payments owed by Millennium in addition to those made in the first three (3) Calendar Quarters for each such Calendar Year shall be made by the later of (A) [**] after the end of such Calendar Year, and (B) [**] after the publication of an IMS report or other comparable report of aggregate sales in United States dollars of all Antibody Products in all of the Major Markets for such Calendar Year.

         (iii)In the event that the amount of royalties paid by Millennium in the first three (3) Calendar Quarters of a Calendar Year exceed the actual royalties owed for such Calendar Year, Millennium shall have the right to offset such excess payments against any royalty payments owed for the last Calendar Quarter in such Calendar Year and any other payments owed to BZL under this Agreement.

         (iv) If, in the last Calendar Year in which royalties are due under this Agreement, Millennium reasonably determines that royalties paid on a quarterly basis may exceed the actual royalties owed for such Calendar Year, Millennium shall have the right to deposit the estimated excess of such royalty payments for such Calendar Year in an interest-bearing escrow account, with the costs and expenses of such escrow account shared equally (50%) by the Parties, until the actual royalties are calculated for such Calendar Year, after which such royalties shall be paid as provided in clause (ii) above and any remainder shall be returned to Millennium. The Parties agree that interest shall follow principal.

Royalties shall be calculated in accordance with GAAP and with the terms of this
Article IV. Only one royalty payment will be due on Net Sales even though the Manufacture, sale or use of a Licensed Product may be covered by more than one BZL Patent or BZL Know-How in a country.

     (h) ROYALTY STATEMENTS. Each royalty payment hereunder shall be accompanied by a statement showing (i) Invoiced Sales and Net Sales,
         (ii) the number of units of each Licensed Product sold by the paying Party on a country-by-country basis during the applicable Calendar Quarter, and (iii) the amount of royalties due on such Net Sales.

     (i) INTEREST ON OVERDUE PAYMENTS. Each Party shall pay to the other interest on any royalty, milestone or other payments due and payable in the event that such payments are not made within the applicable time periods set forth in this Agreement at the prime rate plus 2% per annum, as published in THE WALL STREET JOURNAL, Eastern United States Edition, on the last business day preceding the date such payment was originally due.

     (j) DIAGNOSTIC PRODUCTS. Notwithstanding anything to the contrary in this Agreement, no royalty, milestone or other payments under this Agreement shall be owed by or on behalf of Millennium or its Affiliates or sublicensees with respect to the Exploitation of Diagnostic Products except as provided in the next succeeding sentence. The Parties shall [**] net profits, the calculation of which shall be agreed to by the Parties in good faith, or any net royalties and milestones from sublicensees, received by Millennium or its Affiliates from the sale of Diagnostic Products. Millennium's payment obligations under this Section shall terminate, on a country-by-country basis, with respect to each Diagnostic Product on the later of (i) [**] years after the First Commercial Sale in such country of such Diagnostic Product, and (ii) the expiration date in such country of the last to expire of any issued BZL Patent or Joint Patent that includes at least one Valid Claim covering the Diagnostic Product, or the use of the Diagnostic Product, sold in such country or covering the Manufacturing of such Diagnostic Product in the country in which such Diagnostic Product is Manufactured. Upon termination of the royalty obligations of Millennium under this Section with respect to a Diagnostic Product in a country, the license grants to Millennium in Section 3.1 shall become fully paid-up exclusive licenses with respect to such Diagnostic Product in such country.

4.2  RECORDS RETENTION; AUDIT.

     (a) RECORD RETENTION. Until the third anniversary of the end of the Calendar Year in which a Licensed Product or Diagnostic Product is sold, Millennium shall keep (and shall ensure that its Affiliates and sublicensees shall keep) records of such sales in sufficient detail to confirm the accuracy of the royalty calculations hereunder.

     (b) AUDIT. Upon the written request of BZL and not more than once in each Calendar Year, Millennium shall permit an independent certified public accounting firm of nationally recognized standing selected by BZL, and reasonably acceptable to Millennium, at BZL's expense, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Millennium and its Affiliates and sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than twenty-four (24) months prior to the date of such request; PROVIDED, HOWEVER, that if such sublicensees object to such an audit by BZL, Millennium shall have the right to conduct such audit of such sublicensees at BZL's sole cost and expense and Millennium shall provide BZL with a written certification disclosing the results of such audit, which certification shall be attested to by an officer of Millennium. The accounting firm shall disclose to Millennium and BZL whether the royalty reports are correct or incorrect and the specific details concerning its calculations and any discrepancies. No other information shall be provided to BZL. Any failure by BZL to exercise its right under this Section 4.2(b) with respect to a Calendar Year within the time period allotted therefor, shall constitute a waiver by BZL of its right to later object to any payments made by Millennium under this Agreement during such Calendar Year.

     (c) PAYMENT OF ADDITIONAL ROYALTIES. If such accounting firm correctly concludes that additional royalties were owed during such period, Millennium shall pay the additional royalties, with interest from the date originally due at the prime rate plus 2% per annum, as published in THE WALL STREET JOURNAL, Eastern United States Edition, on the last business day preceding such date, within sixty (60) days after the date on which such accounting firm's written report is delivered to Millennium. If, and only if, the amount of the underpayment is greater than five percent (5%) of the total amount owed, then Millennium shall reimburse BZL for all costs related to such audit.

     (d) CONFIDENTIALITY. BZL shall treat all information subject to review under this Section 4.2 in accordance with the confidentiality provisions of Article VII and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Millennium obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

4.3 MODE OF PAYMENT. All payments to BZL or Millennium under this Agreement shall be made by deposit of United States Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on the receiving Party), fees or charges, to the extent applicable. With respect to sales outside the United States, payments shall be calculated based on currency exchange rates for the Calendar Quarter for which remittance is made for royalties as set forth below. For each Calendar Quarter and each currency, such exchange rate shall equal the arithmetic average of the exchange rates (obtained as described below) for the last business day of each month during such Calendar Quarter; each daily exchange rate shall be obtained from THE WALL STREET JOURNAL, Eastern United States Edition, or, if not so available, as otherwise agreed by the Parties.

ARTICLE V
REPORTS

5.1 COMPLAINTS. BZL shall maintain a record of any and all complaints it receives with respect to the Licensed Products or Diagnostic Products. BZL shall notify Millennium in reasonable detail of any complaint received by BZL or any of its Affiliates within forty-eight (48) hours after the event, and in any event in sufficient time to allow Millennium and its Affiliates and sublicensees to comply with any and all regulatory and other requirements imposed upon it in any Jurisdiction in which the Licensed Products or Diagnostic Products are being marketed or tested in clinical trials.

5.2 ADVERSE EVENT REPORTING. BZL shall provide Millennium with all information in its Control necessary or desirable for Millennium to comply with all Applicable Law with respect to the Licensed Products or Diagnostic Products; PROVIDED, HOWEVER, that BZL shall provide Millennium with all information in its Control necessary or desirable for Millennium to comply with all Applicable Law with respect to the Radiolabel Products prior to the Clinical Decision

Point with respect thereto. In furtherance thereof, BZL shall (a) develop appropriate adverse experience reporting procedures; (b) provide to Millennium any material information on the Licensed Products or Diagnostic Products from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, as well as serious or unexpected adverse experience reports from clinical trials and commercial experiences with the Licensed Products or Diagnostic Products; and (c) report and provide such information to Millennium in such a manner and time so as to enable Millennium to comply with all Applicable Law in countries for which Regulatory Approval is or will be sought. Notwithstanding the foregoing, prior to BZL assigning the Existing IND or Other BZL IND to Millennium pursuant to Section 3.3(b), Millennium shall provide BZL with all information in its Control necessary or desirable for BZL to comply with all Applicable Law with respect to the Existing IND or Other BZL IND.

5.3  PRODUCT RECALL.

     (a) NOTIFICATION AND RECALL. In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Licensed Product or Diagnostic Product, or in the event Millennium determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of such recall or similar action, or Millennium if it desires such recall or similar action, shall, within twenty-four (24) hours, advise the other Party thereof by telephone or facsimile. Millennium shall decide whether to conduct a recall (except in the case of a government-mandated recall) and the manner in which any such recall shall be conducted.

     (b) RECALL EXPENSES. Millennium shall bear the expenses of any recall of a Licensed Product or Diagnostic Product; PROVIDED, HOWEVER, that BZL shall bear the expense of a recall to the extent that such recall resulted from Antibody supplied prior to the Lonza Transfer Date or Radiolabel Product supplied prior to the Radiolabel Manufacturing Transfer Date, BZL's or its Affiliates' breach of its obligations hereunder or the gross negligence or willful misconduct of BZL or its Affiliates. Such expenses of recall shall include expenses for notification, destruction or return of the recalled Licensed Product or Diagnostic Product and any refund to consumers of amounts paid for the recalled Licensed Product or Diagnostic Product.

ARTICLE VI
INTELLECTUAL PROPERTY RIGHTS

6.1  INTELLECTUAL PROPERTY OWNERSHIP.

     (a) OWNERSHIP OF SOLE INVENTIONS. Subject to Section 6.1(b) and the license grants under Article III, each Party shall own and retain all right, title and interest in and to any and all: (i) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of such Party (or its Affiliates or its licensees or sublicensees (other than the other Party and its Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Joint Inventions, Joint Patents or Joint Know-How; and (ii) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article III) by such Party, its Affiliates or its licensees or sublicensees (other than the other Party and its Affiliates).

     (b) OWNERSHIP OF JOINT INVENTIONS, JOINT PATENTS AND JOINT KNOW-HOW. Subject to the license grants under Article III, Millennium or its Affiliates, as applicable, together with BZL or its Affiliates, as applicable, shall each own an equal, undivided interest in (i) any Joint Inventions, and (ii) all Joint Patents and Joint Know-How. Each Party and any of its Affiliates shall have the right to Exploit and to grant licenses to Third Parties to Exploit any Joint Invention, Joint Patent or Joint Know-How without the consent of the other Party, provided that such Exploitation is not in violation of or in a manner inconsistent with the license grants in Article III.

     (c) OWNERSHIP OF PRODUCT TRADEMARKS. Millennium shall own and retain all right, title and interest in and to any and all Trademarks with respect to the Licensed Product(s) and Diagnostic Product(s) except as set forth in Section 8.4(a)(i).

     (d) OWNERSHIP OF REGULATORY DOCUMENTATION. Subject to the license grants in Article III, as between the Parties, Millennium shall own and retain all right, title and interest in and to any and all Regulatory Documentation, including Regulatory Approvals, with respect to the Licensed Products or Diagnostic Products and any data contained or referenced therein; except as set forth in Section 8.4(a)(i); PROVIDED, HOWEVER, that BZL shall own and retain all right, title and interest in and to the Existing IND or Other BZL INDs until such time as they are assigned to Millennium pursuant to Section 3.3(b).

6.2  PROSECUTION OF PATENTS AND TRADEMARKS.

     (a) BZL PATENTS. Subject to Sections 6.2(d) and 6.2(e), as between the Parties, Millennium shall be responsible, at its sole cost and expense, for obtaining, prosecuting and maintaining throughout the world the BZL Patents, provided that Millennium shall only be responsible for costs and expenses arising after the Effective Date. BZL shall (i) be responsible for the costs and expenses arising prior to the Effective Date for obtaining, prosecuting and maintaining throughout the world the BZL Patents, including as of the Effective Date, any unreimbursed expenses of Cornell Research Foundation, Inc., and (ii) indemnify and hold harmless Millennium and its Affiliates from any Losses with respect thereto pursuant to Article IX. In this regard, Millennium shall use Commercially Reasonable Efforts to file, prosecute and maintain Patent applications to secure claims in the BZL Patents that cover Licensed Products or Diagnostic Products or their use (except to the extent that a Third Party licensor has retained the right to do so, in which case BZL shall use Commercially Reasonable Efforts to cause such Third Party licensor to do so). BZL covenants that within two (2) weeks of the Effective Date, BZL shall provide Cornell Research Foundation, Inc. and its patent counsel with copies of all patent prosecution and other patent correspondence and other documents produced by its patent counsel since transfer of prosecution activities from Nixon Peabody. Millennium shall use Commercially Reasonable Efforts, at its sole cost and expense, to obtain, prosecute and maintain any Patents owned by Millennium claiming Licensed Products or Diagnostic Products.

     (b) ELECTION NOT TO PROSECUTE. If Millennium elects not (i) to pursue the filing, prosecution or maintenance of a BZL Patent or any claim therein in a particular country, or (ii) to take any other action with respect to a BZL Patent or any claim therein in a particular country that is necessary or useful to establish or preserve rights thereto, then in each such case Millennium shall so notify BZL promptly in writing and in reasonable time to enable BZL to meet any deadlines by which an action must be taken to establish or preserve any such rights in such BZL Patent or any such claim therein, as applicable, in such country. Upon receipt of each such notice by Millennium or if, at any time, Millennium fails to initiate any such action after a request by BZL that it do so (and thereafter use Commercially Reasonable Efforts to timely pursue such action), BZL shall, subject to that certain Letter Amendment dated April 4, 2001 to the Exclusive License Agreement, dated as of April 1, 1997, between Cornell Research Foundation, Inc., Ludwig Institute for Cancer Research and BZL, have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such BZL Patent or any claim therein at its expense in such country. If BZL elects to pursue such filing or registration, as the case may be, or continue such support, then BZL shall notify Millennium of such election.

     (c) JOINT PATENTS. Millennium shall have the sole right to obtain, prosecute and maintain the Joint Patents throughout the world. Millennium shall have the sole right to determine in which countries to obtain, prosecute and maintain the Joint Patents. Millennium and BZL shall, and shall cause their respective Affiliates, as applicable, to assist and cooperate with one another in, and share equally the cost and expense of, filing, prosecuting and maintaining the Joint Patents. Notwithstanding the above, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Joint Patent(s) in a particular country or particular countries, in which case the declining Party shall assign, and shall cause its Affiliates to assign, to the other Party all or their rights, titles and interests in and to any such Joint Patent(s) in the relevant country or countries whereupon such Joint Patent(s) shall become Millennium Patent(s) or BZL Patent(s) in such country or countries, as the case may be.

     (d) COOPERATION. Millennium shall regularly provide BZL with copies of all patent applications for the BZL Patents and the Joint Patents and trademark registrations filed hereunder and other material submissions and correspondence with any patent or trademark authorities, as applicable, in sufficient time to allow for review and comment by BZL. In addition, Millennium shall provide BZL and its counsel with an opportunity to consult with Millennium and its counsel regarding the filing and contents of any application, amendment, registration, submission, response or correspondence with any patent or trademark authorities. Each Party shall, at the other Party's request, assist and cooperate in the filing, registration and prosecution of any application, amendment, registration, submission, response or correspondence with respect to any Patents and Trademarks related to the Licensed Products or Diagnostic Products. Millennium shall grant BZL's patent attorney a limited power of attorney to inspect the files with respect to the BZL Patents and the Joint Patents in the office of the Patent and Trademark Office.

6.3  ENFORCEMENT OF PATENTS AND TRADEMARKS.

     (a) RIGHTS AND PROCEDURES. If either Party determines that any BZL Patent or Joint Patent is being infringed by a Third Party's activities and that such infringement could affect the exercise by Millennium of its rights and obligations under this Agreement, it shall notify the other Party in writing and provide it with any evidence of such infringement that is reasonably available. Millennium shall have the first right, but not the obligation, to attempt to remove any such infringement by commercially appropriate steps, including filing an infringement suit or taking other similar action. If required by law in order for Millennium to prosecute such suit, BZL shall join such suit as a Party (and to the extent that BZL has licensed its rights from a Third Party, BZL shall use Commercially Reasonable Efforts to cause such Third Party to do so). In the event Millennium fails within [**]days following notice of such infringement, or earlier notifies BZL in writing of its intent not, to take steps to remove any infringement, BZL shall have the right to do so at BZL's expense; PROVIDED, HOWEVER, that if Millennium has commenced negotiations with an alleged infringer for discontinuance of such infringement within such [**] day period, Millennium shall have an additional [**] days to conclude its negotiations before BZL may bring suit for such infringement. The Party not enforcing the applicable Patent shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

     (b) COSTS AND EXPENSES.  Any amounts recovered by either Party pursuant to
         Section 6.3(a), whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by or paid to Millennium and being deemed "Net Sales" for which Millennium shall pay BZL a royalty under Section 4.1(b); PROVIDED, HOWEVER, if BZL initiates an infringement suit in accordance with Section 6.3(a) after the third anniversary of the First Commercial Sale with respect to Antibody Products that constitute Competition, any amounts attributable to such Competition that are recovered after reimbursing the Parties' costs and expenses shall be shared by BZL and Millennium with BZL receiving [**] percent ([**]%) and Millennium receiving [**] percent ([**]%) of such remainder. Notwithstanding the foregoing, in the event Millennium grants an IP License to a Third Party pursuant to Section 3.4 to any of its rights under the BZL Patents, the Parties shall [**] in any milestone or royalty payments or license fees made by such Third Party to Millennium in connection with such license remaining after Millennium has been reimbursed for its reasonable costs and expenses in connection with the settlement and negotiation of such IP License and in connection with any related dispute, proceeding or negotiations. In the event that a Party, in an action permitted by Section 6.3(a), fails to recover an amount, whether by settlement or judgment, in excess of reasonable costs and expenses, including attorneys' fees and costs of litigation, incurred by the Parties and their respective Affiliates and sublicensees in connection with such action, Millennium and BZL shall share all such costs and expenses equally. Millennium shall have the right to offset any amounts owed by BZL under this Section 6.3(b) but not paid against any payments owed by Millennium under this Agreement.

     (c) RETAINED RIGHTS AND JOINT PATENTS. Except as otherwise provided by the provisions of Section 6.3(a), each Party shall retain the sole right to enforce its rights under any Patents (other than the Joint Patents) and to any Trademarks against all infringers at its sole cost and expense. In the event of any infringement of any Joint Patent that does not affect the exercise by Millennium of its rights and obligations under this Agreement, the Parties shall meet to discuss how to proceed with respect to such infringement. If the Parties are not able to agree on a course of action, either Party may assert such Joint Patent and initiate an action with respect to such infringement, provided that such Party has given the other Party the opportunity to join in such assertion and action and to share equally in any expenses and recoveries in connection therewith. The Party not enforcing such Joint Patent shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

6.4  INFRINGEMENT OF THIRD PARTY RIGHTS.

     (a) THIRD PARTY LICENSES. If (i) in the opinion of Millennium, one or more Patents have issued to, or other trade secret or intellectual property rights are owned or controlled by, a Third Party in any country such that Millennium cannot Exploit the Licensed Products or Diagnostic Products in such country without infringing such Patent, trade secret or intellectual property right, or (ii) as a result of any claim made against Millennium or any of its Affiliates or sublicensees alleging that the Exploitation of Licensed Products or Diagnostic Products by Millennium, its Affiliates or any of its sublicensees infringes or misappropriates any such Patent or any other intellectual property right in any country, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that Millennium cannot Exploit the Licensed Products or Diagnostic Products in such country without infringing such Patent or other proprietary rights (each, a "TRIGGERING EVENT"), then, in either case, Millennium shall have the sole right to negotiate and obtain a license from such Third Party under such Patent or other intellectual property rights as necessary for Millennium and its Affiliates and sublicensees to Exploit the Licensed Products or Diagnostic Products in such country. Millennium shall be solely responsible for any and all payments due under any such license. By way of clarification, BZL shall be solely responsible for any milestone, royalty or other payments owed under or in connection with any In-License Agreement.

     (b) THIRD PARTY LITIGATION. In the event that a Third Party institutes a patent, trade secret, trademark or other infringement suit against Millennium or its Affiliates or sublicensees during the term of this Agreement, alleging that the Exploitation of a

         Licensed Product or a Diagnostic Product infringes one or more patent, trade secret or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), then Millennium shall have the sole right, at its sole cost and expense, to assume direction and control of the defense of claims arising therefrom (including the right to settle such claims at its sole discretion).

     (c) COOPERATION. In the event that a Third Party institutes a Patent, Trademark, trade secret or other infringement suit against Millennium or its Affiliates or sublicensees during the term of this Agreement, BZL shall, and shall cause its Affiliates to, use its best efforts to cause any Third Parties owning BZL Patents licensed to BZL, to use all reasonable efforts to assist and cooperate with Millennium in connection with the defense of such suit.

     (d) RETAINED RIGHTS. Nothing in this Section 6.4 shall prevent either Party, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

ARTICLE VII
CONFIDENTIALITY AND NONDISCLOSURE

7.1  CONFIDENTIALITY OBLIGATIONS.

     (a) GENERAL OBLIGATIONS. At all times during the term of this Agreement and for a period of [**] years following termination or expiration hereof, each Party shall, and shall cause its officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

     (b) BZL OBLIGATIONS. BZL recognizes that by reason of Millennium's status as an exclusive licensee pursuant to the grant under Section 3.1, Millennium has an interest in BZL's retention in confidence of certain information of BZL. Accordingly, BZL shall, and shall cause its officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose, any information relating to the Licensed Products or Diagnostic Products, the Regulatory Documentation, including the Regulatory Approvals, or the development, sales or marketing plans for the Licensed Products or Diagnostic Products or any Manufacturing Process for the Licensed Products or Diagnostic Products (the "MILLENNIUM INFORMATION"), except to the extent (i) the Millennium Information is in the public domain through no fault of BZL, its Affiliates or any of their respective officers, directors, employees and agents, (ii) such disclosure or use would be permitted under
         Section 7.2, or (iii) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement. For clarification, the disclosure by BZL to

         Millennium or by Millennium to BZL of Millennium Information shall not cause such information to cease to be subject to the confidentiality provisions of this Section 7.1(b).

7.2 PERMITTED DISCLOSURES. Each Party may disclose Confidential Information to the extent that such disclosure is:

     (a) Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; PROVIDED, HOWEVER, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and PROVIDED FURTHER that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

     (b) Otherwise required by law, in the opinion of legal counsel to the receiving Party as expressed in an opinion letter in form and substance reasonably satisfactory to the disclosing Party, which shall be provided to the disclosing Party at least two (2) business days prior to the receiving Party's disclosure of the Confidential Information pursuant to this Section 7.2(b);

     (c) Made by the receiving Party to the Regulatory Authorities or Patent authorities as required in connection with any filing, application or request for Regulatory Approval, Patent approval or other intellectual property protection; PROVIDED, HOWEVER, that reasonable measures shall be taken to assure confidential treatment of such information to the extent available;

     (d) Made by Millennium or its Affiliates or sublicensees to Third Parties as may be necessary or useful in connection with the Exploitation of any Licensed Product or Diagnostic Product, including subcontracting and sublicensing transactions in connection therewith;

     (e) Upon a Reversion Termination, made by BZL or its Affiliates to Third Parties in connection with the Exploitation of any Licensed Product or Diagnostic Product, as applicable, including permissible subcontracting and sublicensing transactions in connection therewith; or

     (f) Upon an IP Reversion Termination in a country, made by BZL or its Affiliates to Third Parties in connection with the Exploitation of any Licensed Product or Diagnostic Product, as applicable, solely in such country, including permissible subcontracting and sublicensing transactions in connection therewith.

7.3  CONFIDENTIAL INFORMATION.

     (a) DEFINED. "CONFIDENTIAL INFORMATION" shall mean all information and know-how and any tangible embodiments thereof provided by such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, including the terms of this Agreement; data; knowledge; practices; processes; ideas; research plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business.

     (b) EXCLUSIONS. Notwithstanding the foregoing, Confidential Information shall not include any information that:

         (i) is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of receiving Party;

         (ii) can be demonstrated by documentation or other competent proof to have been in the receiving Party's possession prior to disclosure by the disclosing Party;

         (iii)is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

         (iv) is generally made available to Third Parties by disclosing Party without restriction on disclosure; or

         (v) is independently developed by or for the receiving Party without reference to the disclosing Party's Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

7.4 USE OF NAME. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law. Further, Millennium and its Affiliates and sublicensees shall have the right to use the name of BZL and its Affiliates to the extent necessary in connection with the Exploitation of Licensed Products or Diagnostic Products, including subcontracting and sublicensing transactions in connection therewith.

7.5 PRESS RELEASES. Press releases or other similar public communication by either Party relating to this Agreement shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which shall be governed by Section 7.2(b)), disclosures of information for which consent has previously been obtained, information that has been previously disclosed publicly or as otherwise set forth in this Agreement.

ARTICLE VIII
TERM AND TERMINATION

8.1 TERM. This Agreement shall commence upon the Effective Date and shall continue until terminated in accordance with this Article VIII.

8.2 TERMINATION OF THIS AGREEMENT FOR MATERIAL BREACH. Any material failure by a Party to comply with any of its material obligations contained herein or any material breach by a Party of any representation, warranty or covenant set forth in Article X, shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default, and stating its intention to terminate if such default is not cured. If such default is not cured within [**] [**] in the case of a default relating to payment of money or [**] in the case of any other default (the "CURE PERIOD") after the receipt of such notice (or, if such default cannot be cured within such Cure Period, if the Party in default does not commence actions to cure such default within [**] after the receipt of such notice and thereafter use Commercially Reasonable Efforts to continue such actions), the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety; PROVIDED, HOWEVER, that in the event that Millennium is the Party in default and the default is with respect to Millennium's failure to comply with its obligation to use Commercially Reasonable Efforts as required under Section 2.3 with respect to a Licensed Product in a particular Major Market, BZL shall have the right to terminate this Agreement only after it complies with Section 2.4 and only with respect to such Major Market and not in its entirety; and PROVIDED FURTHER that any right to terminate under this
Section 8.2 shall be stayed in the event that, during any Cure Period, the Party alleged to have been in default shall have initiated dispute resolution in accordance with Section 11.6 with respect to the alleged default, which stay shall last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings. Any breach by Dr. Neil Bander of that certain letter agreement between Millennium and Dr. Bander, dated April 4, 2001, shall be deemed to be a material breach of this Agreement and Millennium shall have the right to terminate this Agreement in accordance with this Section 8.2 subject to the right to cure set forth above. Notwithstanding the foregoing, in the event of a material breach by Millennium of its obligations under this Agreement with respect to the Diagnostic Product, BZL shall only have the right to terminate this Agreement with respect to the Diagnostic Product and not with respect to the Licensed Product.

8.3  TERMINATION BY MILLENNIUM.

     (a) AT WILL. Millennium shall have the right in its sole discretion to terminate this Agreement with respect to the Licensed Product and/or the Diagnostic Product, for any reason or for no reason, at any time, upon [**] prior written notice to BZL.

     (b) FOR CAUSE. Millennium shall also have the right to terminate this Agreement with respect to the Licensed Product and/or the Diagnostic Product upon written notice to BZL if at any time Millennium determines, in its sole discretion, (i) that the safety or efficacy of a Licensed Product or a Diagnostic Product, as applicable, does not support its Exploitation, or (ii) that medical, scientific or technical considerations could adversely affect the Exploitation of such Licensed Product or Diagnostic Product, as applicable.

     (c) INFRINGEMENT OF THIRD PARTY RIGHTS.

         (i) If a Triggering Event occurs with respect to a country, Millennium shall have the right upon written notice to BZL to terminate this Agreement with respect to the Licensed Product and/or the Diagnostic Product, as applicable, in such country if at any time (A) Millennium is unable to obtain such a license, or
              (B) Millennium in good faith believes that negotiation with a Third Party pursuant to Section 6.4(a) with respect to such country is not likely to result in a commercially reasonable agreement; PROVIDED, HOWEVER, that Millennium shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and Millennium shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

         (ii) If a Third Party institutes an Infringement Suit with respect to a Licensed Product and/or a Diagnostic Product in country, Millennium shall have the right upon written notice to BZL to terminate this Agreement with respect to such product in such country if (A) within [**] of filing, such Infringement Suit is not settled, dismissed or otherwise disposed of on terms reasonably acceptable to Millennium, or (B) Millennium in good faith believes that the outcome of such Infringement Suit is not likely to be favorable; PROVIDED, HOWEVER, that Millennium shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and Millennium shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

8.4  CONSEQUENCES OF TERMINATION.

     (a) RETURN OF MATERIAL; TERMINATION OF RIGHTS.

         (i) Upon termination of this Agreement by Millennium pursuant to Sections 8.3(a) or 8.3(b) or BZL pursuant to Section 8.2 with respect to the Licensed Product and/or the Diagnostic Product, as applicable, in the entire Territory (each, a "REVERSION TERMINATION"):

                  (A) Each Party shall return all data, files, records and other documents containing or comprising such other Party's Information and Inventions or other Confidential Information and to which such Party does not retain rights hereunder (except one copy of which may be retained for archival purposes);

                  (B) If BZL so requests in writing within [**]after notice of a Reversion Termination, Millennium shall use Commercially Reasonable Efforts to assign to BZL or its designee the Lonza Agreement, the Radiolabel Manufacturing Agreement, and other Third Party agreements only with respect to the manufacture of Licensed Product (other than an Immunotoxin Product) or Diagnostic Product, as applicable, or any intermediate thereof, as well as any quantities of Licensed Products (other than Immunotoxin Product) or Diagnostic Products, as applicable, in Millennium's control, provided that (1) BZL shall bear any and all costs and expenses of such transfer and shall reimburse Millennium for the cost of any such Licensed Product or Diagnostic Product, as applicable, (2) BZL shall assume, insofar as they relate to the time period beginning on and including the day following the date of such assignments, any and all of Millennium's and its Affiliates' and sublicensees' financial and other obligations under such agreements and shall reimburse Millennium for any and all license fees, milestone, royalties or other payments made by Millennium under such agreements with respect to any such Licensed Products or Diagnostic Products, and (3) BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any breach of any such agreement by BZL or its Affiliates or its sublicensees or any use of any such Licensed Products or Diagnostic Products, as applicable, or intermediates pursuant to Article IX;

                 (C) If BZL notifies Millennium in writing within [**] after notice of a Reversion Termination for the Licensed Product that it wishes to obtain rights to the immunotoxin that is included in the Immunotoxin Product, Millennium shall sublicense Millennium's rights to such immunotoxin under the Cytotoxin Agreement to BZL for use in connection with the Antibody that is included in the lead Immunotoxin Product that is being developed or commercialized as of the effective date of such termination and any Improvements to such Antibody made by BZL or its Affiliates or sublicensees, provided that
(1) BZL shall bear any and all costs and expenses of such sublicense and shall reimburse Millennium for the cost of any such Licensed Product, (2) BZL shall assume, insofar as they relate to the time period beginning on and including the day following the effective date of such sublicense, any and all of Millennium's and its Affiliates' and sublicensees' financial and other obligations under the Cytotoxin Agreement and shall reimburse Millennium for any and all license fees, milestone, royalties or other payments made by Millennium under the Cytotoxin Agreement with respect to any Licensed Products, and (3) BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any breach by BZL or its Affiliates or its sublicensees of any such agreement or BZL's performance thereunder pursuant to Article IX;

                  (D) If BZL so requests in writing within [**] after notice of a Reversion Termination with respect to the Licensed Product or the Diagnostic Product, Millennium and its Affiliates shall grant to BZL and its Affiliates a nonexclusive, royalty-bearing license in the Territory, with the right to grant sublicenses, under Millennium's and its Affiliates' rights, titles and interests in and to any Patents owned or Controlled by

Millennium that are Improvements to the BZL Patents and any Patents owned or Controlled by Millennium that cover the Manufacture or use of the lead (and only the lead) Licensed Product or Diagnostic Product, as applicable, as was being developed or commercialized by Millennium or its Affiliates as of the effective date of such termination (as distinguished from the general Exploitation of the Antibodies) to develop and commercialize only such lead Licensed Product or Diagnostic Product for all purposes, and to develop and commercialize Improvements to such Licensed Product or Diagnostic Product made by BZL or its Affiliates or sublicensees, provided that such Improvements are Licensed Products or Diagnostic Products, as applicable, and in each case only for so long as BZL or its Affiliates or its sublicensees are using Commercially Reasonable Efforts to develop and commercialize such Licensed Product, Diagnostic Product or Improvement, as applicable, and provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to such license pursuant to Article IX, and provided that BZL does hereby, and shall cause its Affiliates and sublicensees to, grant to Millennium and its Affiliates and sublicensees, a nonexclusive, perpetual, irrevocable, worldwide, royalty-free license, with the right to grant sublicenses, under BZL's and its Affiliates' and sublicensees' rights, titles and interests in and to any Patents or Information and Inventions with respect to such Improvements that are Improvements to the Patents owned or Controlled by Millennium or the inventions claimed therein; PROVIDED, HOWEVER, that to the extent that any such Patents are licensed by Millennium or its Affiliates from a Third Party, BZL shall, in addition to any royalty obligations to Millennium under Section 8.4(a)(i)(I), (x) bear any and all costs and expenses of such sublicense, (y) assume, insofar as they relate to the time period beginning on and including the day following the effective date of such sublicense, any and all of Millennium's and its Affiliates' and sublicensees' financial and other obligations under such Third Party agreement with respect to any Licensed Products, Diagnostic Products and Improvements, and shall reimburse Millennium for any and all license fees, milestone, royalties or other payments made by Millennium under such agreement with respect to any Licensed Products, Diagnostic Products or Improvements, and (z) indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any breach by BZL or its Affiliates or its sublicensees of any such Third Party agreement or sublicense or BZL's performance thereunder pursuant to Article IX;

                  (E) If BZL so requests in writing within [**] after notice of a Reversion Termination with respect to the Licensed Product or the Diagnostic Product, Millennium and its Affiliates shall assign to BZL and its Affiliates the Regulatory Documentation to Exploit Licensed Products or Diagnostic Products, as applicable, for all purposes, provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to the use of such Regulatory Documentation pursuant to Article IX;

                  (F) If Millennium has commercialized a Licensed Product or Diagnostic Product prior to a Reversion Termination with respect thereto, and BZL so requests in writing within [**] after notice thereof, Millennium shall assign to BZL any Trademarks owned by Millennium or its Affiliates that are used solely to market such Licensed Product or Diagnostic Product, as applicable, provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any the use of such Trademarks pursuant to Article IX;

                  (G) All licenses and other rights granted by each Party to the other under Article III with respect to the Licensed Product or Diagnostic Product, as applicable, shall terminate;

                  (H) Upon a Reversion Termination, Millennium hereby assigns and transfers to BZL all of its respective rights, titles and interests in and to the NDA Agreement. BZL hereby agrees that it shall assume, insofar as they relate to the time period beginning on and including the day following the date of such assignment, all the obligations and liabilities of Millennium under the NDA Agreement;

                  (I) In consideration for the foregoing license grants and assignments, BZL shall pay to Millennium:

                       (1) the following royalties on Net Sales of any Licensed Products Exploited by or on behalf of BZL, its Affiliates or sublicensees based on the phase of development that was underway for the first Immunotoxin Product or Radiolabel Product at the effective date of a Reversion
Termination:

            TERMINATION PHASE                               ROYALTY
      Prior to [**] Product                                  [**]%
      After [**] Product [**]                                [**]%
      At the [**] Clinical Trials [**] Clinical Trials       [**]%
      After [**]                                             [**]%

            By way of clarification, once the first Immunotoxin Product or Radiolabel Product achieves a royalty threshold, all subsequent Immunotoxin Products or Radiolabel Products, as applicable, shall be subject to such royalty obligation, with the royalty rate for Immunotoxin Products based on the phase of development for Immunotoxin Products and the royalty rate for Radiolabel Products based on the phase of development for Radiolabel Products, and

                       (2) the following portion of any net profits, the calculation of which shall be agreed to by the Parties in good faith, or royalties and milestone payment from sublicensees, received by BZL or its Affiliates from the sale of Diagnostic Products based on the phase of development that was underway for the first Immunotoxin Product at the effective date of a Reversion Termination, unless Millennium elects to proceed with a Radiolabel Product in lieu of an Immunotoxin Product, in which case such portions shall be based on the first Radiolabel Product:

      TERMINATION PHASE OF IMMUNOTOXIN PRODUCT OR,
      IN THE ALTERNATIVE, RADIOLABEL PRODUCT                  PORTION


      Prior to [**]                                           [**]%
      After [**]                                              [**]%
      After [**]                                              [**]%

             By way of clarification, once the first Immunotoxin Product or Radiolabel Product, as applicable, achieves a phase of development, all Diagnostic Products shall be subject to the applicable sharing obligation.

         (ii) Upon termination of this Agreement by Millennium pursuant to
              Section 8.3(c) with respect to the Licensed Product and/or Diagnostic Product, as applicable, in one or more countries (an "IP REVERSION TERMINATION"):

                  (A) Each Party shall return all data, files, records and other documents containing or comprising such other Party's Information and Inventions or other Confidential Information with respect to such country or countries and to which such Party does not retain rights hereunder (except one copy of which may be retained for archival purposes);

                  (B) If BZL so requests in writing within [**]after notice of an IP Reversion Termination with respect to such country or countries, Millennium and its Affiliates shall grant to BZL and its Affiliates a nonexclusive, royalty-bearing license in such country or countries, with the right to grant sublicenses, under Millennium's and its Affiliates' rights, titles and interests in and to any Patents owned or Controlled by Millennium that are Improvements to the BZL Patents and any Patents owned or Controlled by Millennium that cover the Manufacture or use of the lead (and only the lead) Licensed Product or Diagnostic Product, as applicable, as was being developed or commercialized by Millennium or its Affiliates in such country or countries as of the effective date of such termination (as distinguished from the general Exploitation of the Antibodies) to develop and commercialize only such lead Licensed Product or Diagnostic Product for all purposes, and to develop and commercialize Improvements to such Licensed Product or Diagnostic Product made by BZL or its Affiliates or sublicensees, provided that such Improvements are Licensed Products or Diagnostic Products, as applicable, and in each case only in such country or countries and only for so long as BZL or its Affiliates or its sublicensees are using Commercially Reasonable Efforts to develop and commercialize such Licensed Product or Diagnostic Product, as applicable, in such country or countries and provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to such license pursuant to Article IX, and provided that BZL does hereby, and shall cause its Affiliates and sublicensees to, grant to Millennium and its Affiliates and sublicensees a nonexclusive, perpetual, irrevocable, worldwide, royalty-free license, with the right to grant sublicenses, under BZL's and its Affiliates' and sublicensees' rights, titles and interests in and to any Patents or Information and Inventions with respect to such Improvements that are Improvements to the Patents owned or Controlled by Millennium or the inventions claimed therein, PROVIDED, HOWEVER, that to the extent that any such Patents are licensed from a Third Party, BZL shall, in addition to any royalty obligations to Millennium under Section 8.4(a)(ii)(G), (x) bear any and all costs and expenses of such sublicense in such country or countries, (y) assume, insofar as they relate to the time period beginning on and including the day following the effective date of such sublicense, any and all of Millennium's and its Affiliates' and sublicensees' financial and other obligations under such Third Party agreement with respect to Licensed Products, Diagnostic Products and Improvements with respect to such country or countries, and shall reimburse Millennium for any and all license fees, milestone, royalties or other payments made by Millennium under such Third Party agreement with respect to any Licensed Products, Diagnostic

Products or Improvements that relate to such country or countries, and (z) indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any breach by BZL or its Affiliates or its sublicensees of any such sublicense or Third Party agreement or BZL's performance thereunder pursuant to Article IX;

                  (C) If BZL so requests in writing within [**] after notice of an IP Reversion Termination with respect to such country or countries and if Millennium is Manufacturing such Licensed Product or Diagnostic Product, as applicable, at such time, and if after meeting the requirements of Millennium, its Affiliates and other sublicensees, Millennium has excess production capability, Millennium and its Affiliates shall Manufacture and supply BZL with a reasonable amount of Licensed Product or Diagnostic Product, as applicable, in such country or countries on commercially reasonable terms, for two (2) years or such other time period as the Parties may agree to enable BZL to obtain an alternate supplier; PROVIDED, HOWEVER, that Millennium shall have no such supply obligation if it reasonably believes that such supply would cause Millennium to infringe or contributorily infringe or induce another to infringe any Patents, trade secrets or intellectual property rights of others and, in any event, BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any such infringement pursuant to Article IX;

                  (D) If BZL so requests in writing within [**] after notice of an IP Reversion Termination with respect to such country or countries, Millennium and its Affiliates shall grant to BZL and its Affiliates an exclusive (including with regard to Millennium and its Affiliates), royalty-bearing, license in such country or countries, with the right to grant sublicenses, to use and reference the Regulatory Documentation to Exploit Licensed Products or Diagnostic Products, as applicable, for all purposes solely in such country or countries, provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to the use of such Regulatory Documentation pursuant to Article IX;

                  (E) If Millennium has commercialized a Licensed Product or Diagnostic Product in a country prior to an IP Reversion Termination in such country, and BZL so requests in writing within [**] after notice thereof, Millennium and its Affiliates shall grant to BZL and its Affiliates an exclusive (including with regard to Millennium and its Affiliates), royalty-bearing, license in such country, with the right to grant sublicenses, to use any Trademarks owned by Millennium or its Affiliates that are used in such country solely to market such Licensed Product or Diagnostic Product, as applicable, in such country solely for purposes of marketing such Licensed Product or Diagnostic Product, as applicable, in such country, provided that BZL shall indemnify and hold harmless Millennium and its Affiliates and sublicensees from any Losses with respect to any the use of such Trademarks pursuant to Article IX;

                  (F) All licenses and other rights granted by each Party to the other under Article III with respect to the Licensed Product or Diagnostic Product, as applicable, in such country or countries shall terminate;


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


                  (G) In consideration for the foregoing license grants and assignments, BZL shall pay to Millennium:

                       (1) the following royalties on Net Sales of any Licensed Products Exploited by or on behalf of BZL, its Affiliates or sublicensees in such country or countries based on the phase of development that was underway for the first Immunotoxin Product or Radiolabel Product at the effective date of an IP Reversion Termination:

            TERMINATION PHASE                                 ROYALTY

        Prior to [**] Product                                  [**]%
        After [**] Product [**]                                [**]%
        At the [**] Clinical Trials [**] Clinical Trials       [**]%
        After [**]                                             [**]%

             By way of clarification, once the first Immunotoxin Product or Radiolabel Product achieves a royalty threshold, all subsequent Immunotoxin Products or Radiolabel Products, as applicable, shall be subject to such royalty obligation, with the royalty rate for Immunotoxin Products based on the phase of development for Immunotoxin Products and the royalty rate for Radiolabel Products based on the phase of development for Radiolabel Products.

                       (2) the following portion of any net profits, the calculation of which shall be agreed to by the Parties in good faith, or royalties and milestone payment from sublicensees, received by BZL or its Affiliates from the sale of Diagnostic Products in such country or countries based on the phase of development that was underway for the first Immunotoxin Product at the effective date of an IP Reversion Termination, unless Millennium elects to proceed with a Radiolabel Product in lieu of an Immunotoxin Product, in which case such percentages shall be based on the first Radiolabel Product:

      TERMINATION PHASE OF IMMUNOTOXIN PRODUCT OR,
      IN THE ALTERNATIVE, RADIOLABEL PRODUCT                   PORTION


      Prior to [**]                                              [**]%
      After the [**]                                             [**]%
      After [**]                                                 [**]%

             By way of clarification, once the first Immunotoxin Product or Diagnostic Product, as applicable, achieves a phase of development, all Diagnostic Products shall be subject to the applicable sharing obligation.

                  (H) Any Net Sales with respect to such country or countries shall be excluded from the royalty calculations set forth in Section 4.1(c) with respect to any remaining countries within the Territory; PROVIDED, HOWEVER, that if BZL or any of its Affiliates or sublicensees sells a Licensed Product or Diagnostic Product, as applicable, outside the Territory, then, to the extent permitted by law, each Party (A) shall, and shall cause its Affiliates and sublicensees to, Manufacture, distribute, market, promote, offer for sale and sell Licensed Products or Diagnostic Products, as applicable, and intermediates thereof only in those countries in which it is permitted to do so under this Agreement, and (B) shall not, and shall not permit its Affiliates and permitted sublicensees to, distribute, market, promote, offer for sale or sell Licensed Products or Diagnostic Products, as applicable, or intermediates thereof directly or indirectly (1) to any Person outside such countries, or (2) to any Person inside such countries that such Party has reason to believe (Y) might directly or indirectly distribute, market, promote, offer for sale or sell Licensed Products or Diagnostic Products, as applicable, or intermediates thereof outside such countries or assist another Person to do so, or (X) has directly or indirectly distributed, marketed, promoted, offered for sale or sold Licensed Products or Diagnostic Products, as applicable, or intermediates thereof outside such countries or assisted another Person to do so; and

         (iii)Upon termination of this Agreement by Millennium pursuant to
              Section 8.2, (A) BZL shall return all data, files, records and other materials in its possession or control relating to the Licensed Products or Diagnostic Products or containing or comprising Millennium's Information and Inventions or other Confidential Information (including Millennium Information, as applicable) (except one copy of which may be retained for archival purposes), (B) all licenses and other rights granted by Millennium to BZL under Articles III and V shall terminate, (C) at Millennium's election, all licenses and other rights granted by BZL and its Affiliates to Millennium and its Affiliates under
              Article III shall continue in perpetuity subject to the milestone and royalty obligations set forth under Article IV, (D) Millennium shall have the right, in its sole discretion, to grant to Third Parties sublicenses under the licenses granted in Sections 3.1 in the Territory without the consent of BZL, and (E) any amounts recovered by Millennium, whether by settlement or judgment, may be offset against any amounts owed to BZL pursuant to this Agreement.

     (b) REMEDIES. The rights and remedies in Section 8.4(a)(i), 8.4(a)(ii) and 8.4(a)(iii) shall be cumulative and in addition to any other rights or remedies that may be available to Millennium. Except in the event of Millennium's failure to make any milestone or royalty payments or reimbursement payments due and payable to BZL hereunder and except as set forth in Section 11.10, the rights and remedies in Section 8.4(a)(i) and 8.4(a)(ii) shall be BZL's sole and complete remedy in the event of a Reversion Termination or an IP Reversion Termination; PROVIDED, HOWEVER, that in the event that Millennium terminates pursuant to Section 8.3(a) prior to the Clinical Decision Point for the Immunotoxin Product or BZL terminates for a breach by Millennium prior to the Clinical Decision Point for the Immunotoxin Product, BZL shall have the right to sue to recover any damages that it proves, provided that in no event shall BZL's recovery exceed the greater of (i) [**], and (ii) the sum of (A) $[**] (B) the [**] in connection with the Development Activities (including [**] through the effective date of such termination); and PROVIDED FURTHER that BZL shall have no right to recover any amount under this Section (1) if Millennium materially complied with the Development Plan for the relevant period that was agreed to by the Parties, or (2) if Millennium's costs and expenses for the relevant period equal or exceed those set forth in a Development Budget for such period that was agreed to by the Parties, or (3) if any such failure was a result of, or any such termination was a result of, a force majeure event or any act or omission of BZL or NDA.

     (c) FURTHER ASSURANCES. Upon a termination pursuant to this Article VIII, each Party shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as the other Party may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto the Parties their respective rights under this Article VIII.

8.5  ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

     (a) ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

     (b) SURVIVAL. Without limiting the foregoing, Sections 2.1(f), 2.1(i)
         (with respect to obligations arising prior to expiration or termination), 3.5, 5.1 (in the event of termination by Millennium for BZL's breach of this Agreement), 5.2 (in the event of termination by Millennium for BZL's breach of this Agreement), 5.3 (with respect to Licensed Product supplied by Millennium prior to such termination), 6.1, 6.2(a) (in the event of termination by Millennium for BZL's breach of this Agreement), 6.2(b) (in the event of termination by Millennium for BZL's breach of this Agreement), 6.2(c), 6.2(d), 8.4, 8.5, 8.6,
         10.4 and Articles IV, VII, IX and XI of this Agreement shall survive the termination or expiration of this Agreement for any reason.

     (c) WORK-IN-PROGRESS. Upon termination of this Agreement with respect to one or more countries by BZL pursuant to Section 8.2, Millennium shall be entitled, during the following [**], to finish any work-in-progress and to sell any inventory of the Licensed Product(s) or Diagnostic Product(s) that remains on hand as of the date of the termination, so long as Millennium pays BZL the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.

8.6 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Millennium or BZL are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party's possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party's written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

ARTICLE IX
INDEMNITY

9.1 INDEMNIFICATION OF MILLENNIUM. BZL shall indemnify Millennium, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all suits, investigations, claims or demands by Third Parties (collectively, "LOSSES") arising from or occurring as a result of (a) (i) the breach by BZL of this Agreement, (ii) the gross negligence or willful misconduct on the part of BZL or its Affiliates in performing their obligations under this Agreement, (iii) any defect in the supply and Manufacture of any component of the Radiolabel Product or the inventory of Antibody supplied by BZL pursuant to Section 2.1(g), (iv) any actions or omissions of BZL or its Affiliates prior to the Effective Date, or (v) any Exploitation of Licensed Products or Diagnostic Products by BZL or its Affiliates or sublicensees after a termination by Millennium pursuant to Article VIII, except for those Losses for which Millennium has an obligation to indemnify BZL pursuant to Section 9.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses, and (b) upon a Reversion Termination or an IP Reversion Termination, product liability or personal injury claims regarding testing, production, Manufacture, promotion, import, sale or use by any person of a Licensed Product or Diagnostic Product which is Manufactured or sold by BZL or an Affiliate or sublicensee of BZL.

9.2 INDEMNIFICATION OF BZL. Millennium shall indemnify BZL, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of (a) the breach by Millennium of this Agreement or (b) the gross negligence or willful misconduct on the part of Millennium or its Affiliates in performing their obligations under this Agreement, or (c) product liability or personal injury claims regarding testing, production, Manufacture, promotion, import, sale or use by any person of a Licensed Product or Diagnostic Product (except for any defect in the supply and Manufacture of any component of the Radiolabel Product or the inventory of Antibody supplied by BZL pursuant to
Section 2.1(g)) which is Manufactured or sold by Millennium or an Affiliate or sublicensee of Millennium, except for those Losses for which BZL has an obligation to indemnify Millennium and its Affiliates pursuant to Section 9.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

9.3   INDEMNIFICATION PROCEDURE.

     (a) NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 9.1 or Section 9.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

     (b) THIRD PARTY CLAIMS. The obligations of an indemnifying Party under this Article IX with respect to Losses that are subject to indemnification as provided for in Sections 9.1 or 9.2 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

         (i) CONTROL OF DEFENSE. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [**] after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any indemnified Party's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel reasonably selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other indemnified Party for any legal expenses subsequently incurred by such indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim, unless such lead counsel determines that it cannot, consistent with professional ethics, represent both Parties, in which case the indemnifying Party shall be responsible for separate counsel for the indemnified Party in accordance with this Section. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such indemnified Party.

         (ii) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting Section 9.3(b)(i), any indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; PROVIDED, HOWEVER, that such employment shall be at the indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the indemnifying Party in writing or (B) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.3(b)(i) (in which case the Indemnified Party shall control the defense).

         (iii)SETTLEMENT. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3(b)(i), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an indemnified Party that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

         (iv) COOPERATION. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other indemnified Party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

         (v) EXPENSES. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.4 LIMITATION ON DAMAGES. EXCEPT (x) IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (y) WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 9.1 OR 9.2, OR (z) AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF MILLENNIUM, BZL OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST PROFITS, MILESTONES OR ROYALTIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT OR DIAGNOSTIC PRODUCT OR ANTIBODY DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER, OR (b) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT; PROVIDED, HOWEVER, that the foregoing limitations shall not apply to any liability of BZL or its affiliates resulting from tHE TERMINATION OF THIS aGREEMENT BY MILLENNIUM PURSUANT TO SECTION 8.2.

9.5 INSURANCE. Each Party shall have and maintain such type and amounts of liability insurance covering the Manufacture, supply, use and sale of the Licensed Product(s) or Diagnostic Product(s) as is normal and customary in the pharmaceutical industry generally for Parties similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto. Notwithstanding the foregoing, at a minimum, BZL shall maintain until the third anniversary of the Clinical Decision Point with respect to each Licensed Product and during any period in which BZL has indemnification obligations to Millennium, (a) commercial general liability insurance covering bodily injury and third party property damage with minimum limits of One Million U.S. Dollars ($1,000,000) per occurrence and Two Million U.S. Dollars ($2,000,000) general aggregate, (b) products liability/completed operations coverage with minimum limits of Five Million U.S. Dollars ($5,000,000) each occurrence and Five Million U.S. Dollars ($5,000,000) general aggregate, and (c) an all-risks fire and extended coverage insurance on a "replacement cost" basis covering real and personal property and including business income coverage sufficient to assure continuing operations in the event of a major casualty. Each of the above policies of insurance (x) shall cover claims arising out of the performance of this Agreement that are made within a period of not less than three (3) years after its expiration or earlier termination and during any period in which BZL has indemnification obligations to Millennium, and (y) shall be primary to any liability insurance carried by Millennium, which insurance shall be excess and non-contributory for claims and losses arising out of the performance of this Agreement. The general and product liability policies shall be specifically endorsed to list Millennium as an additional insured. In addition, BZL shall maintain worker's compensation insurance as required by all applicable laws and employer's liability coverage of not less than Five Hundred Thousand U.S. Dollars ($500,000). Prior to the commencement of this Agreement and upon each renewal of each policy, BZL shall provide Millennium with a certificate of insurance evidencing the insurance coverage required under this Section 9.5, which certificate shall provide at least thirty (30) days notice of cancellation or termination of such insurance coverage. Such policies shall remain in effect throughout the term of this Agreement and during any period in which BZL has indemnification obligations to Millennium and shall not be canceled without the prior written authorization of Millennium or until BZL's obligations hereunder (including indemnification obligations) have terminated. Maintenance of such insurance coverage shall not relieve BZL of any responsibility under this Agreement for damages in excess of insurance limits or otherwise. Should BZL at any time or for any reason fail to obtain the insurance required herein, or should such insurance be canceled or materially modified, Millennium shall have the right to procure the same and the cost thereof shall be deducted from any compensation then due or thereafter to become due to BZL.

ARTICLE X
REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

     (a) Such Party (i) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and
         (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

     (b) Except as set forth in Schedule 10.1(b), such Party is not aware of any pending or threatened litigation (and has not received any communication and has no information in its possession) that alleges or implies that such Party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property rights of any other Person.

     (c) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

     (d) The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (i) do not conflict with or violate any requirement of applicable law or regulation or any provision of the articles of incorporation or organization, bylaws, limited liability company operating agreement or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

10.2 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF MILLENNIUM.

     (a) Millennium represents, warrants and covenants to BZL that Millennium
         (i) is a corporation duly organized and in good standing under the laws of the State of Delaware, and (ii) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

     (b) Millennium has an exclusive option to obtain an exclusive license to make, use and sell products that contain an Antibody conjugated to maytansine compounds (the "CYTOTOXIN AGREEMENT"), and except for certain payments owed to the licensor thereunder, such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. During the term of this Agreement, Millennium shall promptly provide BZL with notice of any alleged, threatened, or actual breach of the Cytotoxin Agreement. As of the date hereof, none of Millennium, its Affiliates and, to the best of their knowledge, any Third Party is in breach of the Cytotoxin Agreement. Millennium covenants to BZL that Millennium shall exercise the option for the Immunotoxin Product set forth in the Cytotoxin Agreement prior to initiating Phase I studies for the Immunotoxin Product.

     (c) Neither Millennium nor any of its Affiliates has been debarred or is subject to debarment and neither Millennium nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Millennium agrees to inform BZL in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Millennium's knowledge, is threatened, relating to the debarment or conviction of Millennium or any Person performing services hereunder.

     (d) Except as permitted hereunder, at no time shall Millennium or its Affiliates, directly or indirectly, expressly or by implication, by action or omission or otherwise assign, transfer, or convey any right, title or interest in or to the BZL Patents, the BZL Know-How, the Joint Patents or the Joint Know-How that is inconsistent with the grants, assignments and other rights reserved to BZL and its Affiliates under this Agreement.

     (e) Millennium shall use its Commercially Reasonable Efforts to obtain from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, sublicensees and agents, who are performing the Development Activities, involved in the Manufacture of the Licensed Product(s) or Diagnostic Product(s) or are otherwise participating in the Exploitation of the Licensed Products or Diagnostic Products or who otherwise have access to Confidential Information of BZL, rights to any and all Information and Inventions that relate to the Licensed Products or

         Diagnostic Products, such that BZL shall, by virtue of this Agreement, receive from Millennium, without payments beyond those required under this Agreement, the licenses and other rights granted to BZL and its Affiliates hereunder.

10.3 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BZL. BZL represents, warrants and covenants to Millennium that:

     (a) BZL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

     (b) The Regulatory Documentation that BZL has provided to Millennium prior to the Effective Date is true, complete and correct in all material respects. BZL has made (and will make) available to Millennium all Regulatory Documentation, BZL Know-How and any other data, clinical studies, pre-clinical studies and other Information and Inventions in its or its Affiliates possession or Control regarding or related to any Licensed Products or Diagnostic Products and all such Regulatory Documentation, BZL Know-How and other Information and Inventions are (and, if made available after the Effective Date, will be) true, complete and correct in all material respects. As of the Effective Date, BZL has prepared, maintained and retained all Regulatory Documentation that is known to BZL to be required to be maintained or reported pursuant to and in accordance with good laboratory and clinical practices and Applicable Law and all such information is true, complete and correct in all material respects and what it purports to be. Schedule 10.3(b) is a complete list of all agreements, other than confidentiality agreements and the stock option agreements with New Drug Associates, Inc., Doug Watson and Ivan Selin, entered into by BZL or BZL Biologics, Inc. on or prior to the Effective Date and BZL has provided Millennium with true, complete and correct copies of all such agreements and any amendments thereto prior to the Effective Date. BZL shall notify Millennium of any breach by it or any Third Party of any confidentiality agreement entered into by BZL or BZL Biologics, Inc. and shall, at the request and expense (for reasonable and direct out-of-pocket costs actually incurred, including reasonable attorney's fees and disbursements) of Millennium, enforce its rights under such confidentiality agreements. Neither BZL nor BZL Biologics, Inc. has transferred or encumbered any of BZL's intellectual property rights under any such confidentiality agreements.

     (c) Prior to the Effective Date, BZL has provided Millennium with a written report that describes in detail all material adverse information with respect to the safety and efficacy of the Licensed Products or Diagnostic Products known to BZL and its Affiliates as of the Effective Date and such report is true, complete and correct in all material respects as of the Effective Date. Except as set forth in such written report, neither BZL nor any of its Affiliates, to their knowledge, is aware of any scientific or technical facts or circumstances that they believe would adversely affect the scientific, therapeutic or commercial potential of the Licensed Products or Diagnostic Products.

     (d) BZL has conducted those activities listed on Schedule 10.3(d) in accordance with the terms thereof and completed such activities with respect to the Licensed Product(s) or Diagnostic Product(s) in accordance with good laboratory and clinical practices and Applicable Law. BZL has conducted, and has caused its contractors and consultants to conduct, any and all pre-clinical and clinical studies related to the Licensed Products or Diagnostic Products in accordance with good laboratory and clinical practices, to the extent required, and in material compliance with all Applicable Law. Except as set forth in the written report provided to Millennium pursuant to Section 10.3(c), neither BZL nor any of its Affiliates is, to the best of their knowledge, aware of anything that it believes would adversely effect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for Regulatory Approval.

     (e) Neither BZL nor any of its Affiliates has been debarred or is subject to debarment and neither BZL nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. BZL agrees to inform Millennium in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in
         Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of BZL's knowledge, is threatened, relating to the debarment or conviction of BZL or any Person performing services hereunder.

     (f) BZL is the sole and exclusive owner of all right, title and interest in and to the Patents listed on Schedule 10.3(f) (the "OWNED BZL PATENTS") and, except as provided in Schedule 10.3(f), such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. BZL is the sole and exclusive licensee of and Controls all right, title and interest in and to the Patents listed on Schedule 10.3(f) (the "LICENSED BZL PATENTS") and, except as provided in
         Schedule 10.3(f), such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. True, complete and correct copies of all license agreements regarding the Licensed BZL Patents (the "IN-LICENSE AGREEMENTS"), as amended to the date hereof, have been provided to Millennium. BZL shall be solely responsible for any royalty, milestone or other payments owed in connection with the In-License Agreements. The Owned BZL Patents and the Licensed BZL Patents constitute all of the BZL Patents as of the Effective Date. During the term of this Agreement, BZL shall not encumber or diminish the rights granted to Millennium hereunder with respect to the BZL Patents, including by not (i) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of any In-License Agreement, or (ii) amending or otherwise modifying, or permitting to be amended or modified, any In-License Agreement. During the term of this Agreement, BZL shall not assign any of its rights, titles or interest in or to any In-License Agreement to a Third Party. BZL shall promptly provide Millennium with notice of any alleged, threatened, or actual breach of any In-License Agreement. As of the date hereof, none of BZL, its Affiliates and, to the best of their knowledge, any Third Party is in breach of any In-License Agreement. BZL Biologics, Inc. has assigned to BZL all of its rights, titles and interests in and to PSMA and any and all Antibodies, Licensed Products or Diagnostic

         Products, Regulatory Documentation and other Information and Inventions with respect to the foregoing, as well as any Patent or other intellectual property rights with respect thereto.

     (g) BZL hereby represents and warrants that (a) true, complete and correct copies of the Exclusive License Agreement dated April 1, 1997 among Cornell Research Foundation ("CRF") and Ludwig Institute for Cancer Research ("Ludwig") (the "Cornell License Agreement"), the Agreement dated May 14, 1997 between BZL and Cornell University (the "Sponsored Research Agreement"), and the Amended and Restated Consulting Agreement dated February 1997 between BZL and Dr. Neil Bander (the "Consulting Agreement") have been provided to Millennium by BZL, (b) there are no patentable inventions pertaining to Antibodies made by Dr. Neil Bander, or any other researchers or employees of Cornell University that have or have had access to the Antibody covered by the BZL Patents, since April 1, 1997 other than those covered by the claims of the patent applications and patents listed on Schedule 10.3(f) to this Agreement, and (c) there are no biological materials or technical information (including preclinical and clinical data) developed by Dr. Neil Bander, or any other researchers or employees of Cornell University that have or have had access to the Antibody covered by the BZL Patents, since April 1, 1997 that would be unavailable to Millennium from CRF because of restrictions or obligations imposed by Third Parties or because such biological materials or technical information was developed by researchers or employees of Cornell University working on projects that were not supervised or directed by Dr. Neil Bander.

     (h) Prior to the Effective Date, BZL has provided Millennium with a written report that describes in detail all information regarding the proprietary status of PSMA, the intellectual property rights Controlled by BZL and its Affiliates with respect to PSMA, and any potential restrictions (contractual, patent or otherwise) that it believes would limit or otherwise affect Millennium's right to fully Exploit the Licensed Products or Diagnostic Products with respect thereto, and such report is true, complete and correct as of the Effective Date.

     (i) The BZL Patents and the BZL Know-How existing as of the Effective Date are subsisting and, to BZL's knowledge, no BZL Patent or BZL Know-How is invalid or unenforceable, in whole or in part. To BZL's knowledge, the conception, development and reduction to practice of the Regulatory Documentation, the BZL Patents and BZL Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party. Except as set forth in Schedule 10.1(b), there are no claims, judgments or settlements against or amounts with respect thereto owed by BZL or any of its Affiliates relating to the Regulatory Documentation, the BZL Patents, the BZL Know-How or the Licensed Products or Diagnostic Products. Except as set forth in Section 10.1(b), no claim or litigation has been brought or threatened by any Person alleging, and BZL, to the best of its knowledge, is not aware of any likely claim, whether or not asserted, that (i) the BZL Patents or the BZL Know-How are invalid or unenforceable or (ii) the Regulatory Documentation, the BZL Patents or the BZL Know-How or the disclosing, copying, making, assigning, licensing or Exploiting of the Regulatory Documentation, the BZL

         Patents, BZL Know-How, or products and services embodying the Regulatory Documentation, the BZL Patents or the BZL Know-How, including the Exploitation of any Licensed Products or Diagnostic Products, violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party.

     (j) Except for the license grants and assignments in Section 3.1 and 3.3, neither BZL nor any of its Affiliates has, directly or indirectly, expressly or by implication, by action or omission or otherwise (i) assigned, transferred, conveyed or otherwise encumbered any right, title or interest in or to the Regulatory Documentation, the BZL Patents or the BZL Know-How, (ii) granted any license or other right, title or interest in or to the Regulatory Documentation, the BZL Patents or the BZL Know-How in any manner, or (iii) agreed to or is otherwise bound by any covenant not to sue for any infringement, misuse or otherwise with respect to the Regulatory Documentation, the BZL Patents or the BZL Know-How.

     (k) Except to the extent expressly permitted hereunder with respect to a Reversion Termination or an IP Reversion Termination, at no time shall BZL or its Affiliates, directly or indirectly, expressly or by implication, by action or omission or otherwise (i) assign, transfer, convey or otherwise encumber any right, title or interest in or to the BZL Patents, the BZL Know-How, the Joint Patents or the Joint Know-How
         (ii) grant any license or other right, title or interest in or to the BZL Patents, the BZL Know-How, the Joint Patents or the Joint Know-How in any manner, or (iii) agree to or otherwise become bound by any covenant not to sue for any infringement, misuse or other action or inaction with respect to the BZL Patents, the BZL Know-How, the Joint Patents or the Joint Know-How, in each case that is inconsistent with the grants, assignments and other rights reserved to Millennium and its Affiliates under this Agreement.

     (l) BZL shall obtain from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, sublicensees and agents, who are performing the Development Activities, involved in the Manufacture of the Licensed Product(s) or Diagnostic Product(s) or are otherwise participating in the Exploitation of the Licensed Products or Diagnostic Products or who otherwise have access to any Millennium Information or other Confidential Information of Millennium, rights to any and all Information and Inventions that relate to the Licensed Products or Diagnostic Products, such that Millennium shall, by virtue of this Agreement, receive from BZL, without payments beyond those required by Article IV, the licenses and other rights granted to Millennium and its Affiliates hereunder.

     (m) Except as set forth in Schedule 10.3, to the best of BZL's and its Affiliate's knowledge, there is no actual or threatened infringement by a Third Party of the Regulatory Documentation, the BZL Patents or the BZL Know-How.

     (n) BZL and its Affiliates shall perform any Development Assistance and its other activities under this Agreement in good scientific manner and in compliance in all material respects with all Applicable Law.

10.4 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2 AND 10.3, Millennium AND BZL MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND Millennium AND BZL EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. Each Party acknowledges and agrees that the exploitation of the Licensed Products or Diagnostic Products requires the use of experimental technology and neither Party guarantees that any Licensed Product or Diagnostic Product can be successfully developed and commercialized as contemplated in this agreement.

ARTICLE XI
MISCELLANEOUS

11.1 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. Millennium shall not be held liable or responsible to BZL or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from New Drug Associates, Inc.'s performance under the NDA Agreement or any actions or omissions of NDA. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

11.2 ASSIGNMENT. Without the prior written consent of the other Party hereto, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; PROVIDED, HOWEVER, that either Party may, subject to that certain Transfer Restrictions Agreement, entered into as of the date hereof, among BZL Biologics, Inc., Millennium, BZL and the other Persons listed on Exhibit A thereto, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate, the purchaser of all or substantially all of its assets related to the Licensed Product(s) or Diagnostic Product(s) or its business, or to its successor entity or acquirer in the event of a merger, consolidation or change in control of such Party. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Millennium or BZL, as the case may be. In the event either Party seeks and obtains the other Party's consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.

11.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the rules of conflict of laws thereof.

11.5 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier providing evidence of delivery or sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to BZL, to:

                  BZL Biologics, LLC
                  c/o Neil Bander
                  Cornell Medical School
                  New York Presbyterian Hospital
                  525 East 68th Street
                  E-300, Box 23
                  New York, NY 10021
                  Telecopier: (212) 746-8941

                  with a copy to:

                  Barry W. Silverstein, Esq.
                  Muchnick, Golieb, Golieb, P.C.
                  200 Park Avenue South
                  Suite 1700
                  New York, NY 10003
                  Telecopier:  (212) 977-5133

                 And:

                  Jeffrey M. Wiesen, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA 02111
                  Telecopier:  (617) 542-2241

           If to Millennium, to:

                  Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Cambridge, MA 02139
                  Attention: Chief Executive Officer
                  Telecopier: (617) 621-0264

                  with a copy to:

                  Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Cambridge, MA 02139
                  Attention: General Counsel
                  Telecopier: (617) 374-0074

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by telecopier on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by certified mail. It is understood and agreed that this Section 11.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

11.6 ARBITRATION.

     (a) GENERAL. In the event of any dispute, controversy or claim arising out of or relating to this Agreement and not expressly provided for elsewhere herein, the Parties shall try to settle such disputes, controversies or claims amicably between themselves including referring such dispute, controversy or claim to the Chief Executive Officer of Millennium, or any other officer designated by such Chief Executive Officer, and Dr. Neil Bander, or any officer of BZL designated by Dr. Bander. If the Parties are unable to so settle such dispute, controversy or claim, then unless there is another resolution mechanism set forth herein, any such dispute, controversy or claim arising out of or relating to any provision of this Agreement, or the interpretation, enforceability, performance, breach, termination or validity hereof, including the details of implementing this arbitration clause, shall be solely and finally settled by arbitration in the manner specified in this Section 11.6, except to the extent such dispute, controversy or claim relates to intellectual property matters, in which case the Parties shall have the right to litigate such dispute. All arbitration proceedings shall be conducted in New York City, if such proceeding is brought by Millennium, or Boston, Massachusetts, if such proceeding is brought by BZL, or such other location as is mutually agreed to by the Parties. The arbitration proceedings shall be conducted under the procedural rules of the American Arbitration Association. The Party requesting arbitration shall serve upon the other Party a written demand for arbitration stating the substance of the controversy, dispute or claim, and the contention of the Party requesting arbitration. Within thirty (30) days after the demand, the Parties shall select three (3) mutually acceptable arbitrators. The arbitrators are to act as neutral arbitrators and shall have no past, present or anticipated future affiliation with the Parties or any relationship with the Parties that would, in the reasonable opinion of either Party, unduly influence the independence of an arbitrator. If the Parties are unable to agree upon three (3) mutually acceptable arbitrators, the Parties shall each designate one arbitrator, and those two shall designate a third, all of whom shall have no past, present or anticipated future affiliation with the Parties or any relationship with the Parties that would, in the reasonable opinion of either Party, unduly influence the independence of an arbitrator. The decision of the arbitrators shall be in writing setting forth the basis therefor. The arbitrators shall have no authority to award punitive damages. The Parties shall abide by the award rendered in such arbitration proceeding, and such award shall be final and binding upon both Parties and may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is sought. The Parties shall divide equally the administrative charges, arbitrators' fees and related expenses of arbitration, but each Party shall pay its own attorney's fees incurred in connection with such arbitration; PROVIDED, HOWEVER, if the arbitrators determine that one Party prevailed clearly and substantially over the other Party, then the non-prevailing Party shall also pay the prevailing Party's reasonable attorney's fees and expert witness costs and arbitration costs.

     (b) INTERIM RELIEF. Notwithstanding anything herein to the contrary, nothing in this Section shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

11.7 AFFILIATES AND SUBLICENSEES. Any and all rights of Millennium under this Agreement are intended, and shall be construed, to benefit such of its Affiliates and its permitted sublicensees as and to the extent Millennium may, from time to time, designate. Further, Millennium shall have the right to satisfy any or all of its obligations under this Agreement through one or more of its Affiliates or permitted sublicensees.

11.8 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge hereof shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.9 RELATIONSHIP OF THE PARTIES. It is expressly agreed that BZL, on the one hand, and Millennium, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither BZL, on the one hand, nor Millennium, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees or consultants of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

11.10 EQUITABLE RELIEF. Each Party acknowledges and agrees that the restrictions set forth in Section 3.5 and Articles VI and VII of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Section 3.5 or Article VI or VII will result in irreparable injury to such other Party. Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Section 3.5 or
Article VI or VII, the other Party shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Party. Nothing in this Section 11.10 is intended, or should be construed, to limit such other Party's right to preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Agreement.

11.11 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.12 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy, facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

11.13 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement, including the indemnification obligations set forth in Sections 9.1 and 9.2, are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

11.14 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.15 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

11.16 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term. The term "knowledge" or "best knowledge" shall mean, with respect to a Party, the knowledge that any officer, any director or any manager of such Party or any Affiliate of such Party (including, with respect to BZL, Dr. Neil Bander, Dennis Goldberg and Barry Silverstein), have or would have, without special investigation, if he or she had performed his or her services and duties in the ordinary course on behalf of such Party or Affiliate in a reasonably diligent manner. For purposes of this Agreement, "belief" and, with its correlative meaning, "believe" shall mean, with respect to the representation, warranty or covenant of a Person, what such Person actually believed or reasonably should have believed, based on information known to such person and information generally known or knowable, at the time such representation, warranty or covenant is made. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Any item disclosed in a schedule or report provided pursuant to this Agreement shall be deemed to have been disclosed for purposes of all schedules and reports provided pursuant to this Agreement, to the extent such disclosure is true, complete and correct and not misleading.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


MILLENNIUM PHARMACEUTICALS, INC.             BZL BIOLOGICS, LLC

                                             BY:  BZL BIOLOGICS, INC.


By: /s/MARK LEVIN                            By:   /s/DENNIS GOLDBERG
   ---------------------------                  ---------------------------
Name:  MARK LEVIN                            Name:    DENNIS GOLDBERG
      -------------------------                    -------------------------
Title: CHIEF EXECUTIVE OFFICER              Title:    MANAGER
       ------------------------                    ------------------------

In consideration of the benefits to be derived by BZL Biologics, Inc., as the holder of the majority of interests in BZL, and as an inducement for Millennium to enter into this Agreement, BZL Biologics, Inc., does hereby expressly agree to be bound by Articles III and X of this Agreement.

BZL BIOLOGICS, INC.



By:    /s/DENNIS GOLDBERG
    ------------------------
Name:  DENNIS GOLDBERG
    ------------------------
Title: PRESIDENT & CEO
    ------------------------

In consideration of the benefits to be derived by Dr. Neil Bander and as an inducement for Millennium to enter into this Agreement, Dr. Neil Bander does hereby expressly agree to be bound by the last sentence of Section 2.1(a)(i) and
Section 2.1(h) of this Agreement.

DR. NEIL BANDER

/s/NEIL BANDER
------------------------

                                    Exhibit A

                          PRELIMINARY DEVELOPMENT PLAN








                                 To be provided

                                 Schedule 3.3(d)

                                      MTAs

                          MATERIAL TRANSFER AGREEMENTS

[**]                                                             [**]
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[**]* BZL agrees to use Commercially Reasonable Efforts to obtain, promptly after the Effective Date, the consent of [**] to the assignment by BZL of its and its Affiliates' rights, titles, and interests in and to the Material Transfer Agreement by and between BZL Biologics LLC and [**] to Millennium.

                                Schedule 10.3(b)

                                 BZL AGREEMENTS


                          MATERIAL TRANSFER AGREEMENTS

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                           CONFIDENTIALITY AGREEMENTS

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                              CONSULTING AGREEMENTS

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                    [**]MANUFACTURING-RELATED AGREEMENTS[**]
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OTHER AGREEMENTS

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[**]







Execution Draft:  07/20/01